Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share	$425,000,000	$30,303(1)

(1)	Calculated in accordance with Rule 457(o) of the Securities Act. A total of $17,825 was previously paid in connection with the filing of the Prospectus Supplement, filed with the Securities and Exchange Commission on March 1, 2010. After application of the $17,825 previously paid, $12,478 is being paid at this time.

PROSPECTUS SUPPLEMENT (To prospectus dated March 1, 2009, as supplemented by the prospectus supplement dated March 1, 2010 and the prospectus supplement dated May 10, 2010)	Filed Pursuant to Rule 424(b)(5) Registration Statement No. 333-158319

$300,000,039.24

ZIONS BANCORPORATION

Common Stock

This prospectus supplement supplements the prospectus supplement dated May 10, 2010, the prospectus supplement dated March 1, 2010, and the accompanying prospectus dated March 1, 2009, together relating to the offer and sale from time to time of our common stock, without par value, through Deutsche Bank Securities Inc. and Goldman, Sachs & Co., collectively referred to as our sales agents. On March 1, 2010, we entered into an equity distribution agreement with each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co., pursuant to which the maximum aggregate offering price of the shares of our common stock that could be offered and sold was $250,000,000.

On May 19, 2010, we entered into an amendment to each of the equity distribution agreements with Deutsche Bank Securities Inc. and Goldman, Sachs & Co., respectively, the purpose of which was to increase the maximum aggregate offering price of the shares of our common stock that can be offered and sold pursuant to the equity distribution agreements from $250,000,000 to $425,000,000. As a result, all references to “$250,000,000” in the prospectus supplement dated March 1, 2010 will be deleted and “$425,000,000” be substituted in lieu thereof. Through May 19, 2010, we have sold $124,999,960.76 in aggregate offering price of our common stock under these agreements, leaving an additional $300,000,039.24 in aggregate offering price of our common stock that we can sell from time to time through our sales agents.

This prospectus supplement adds to, updates and changes information in, and should be read in conjunction with, the prospectus, dated March 31, 2009, the prospectus supplement dated March 1, 2010 and the prospectus supplement dated May 10, 2010.

Our common stock is quoted on the Nasdaq Global Select Market, or Nasdaq, under the symbol “ZION.” The last reported sale price of our common stock on Nasdaq on May 18, 2010 was $26.08 per share.

During 2009, we took a variety of actions that had the effect of augmenting our capital in the face of continuing operating losses and stress in our loan and securities portfolios. Our tangible common equity ratio was 6.30% at March 31, 2010 compared to 6.12% at December 31, 2009 and 5.26% at March 31, 2009, and our Tier 1 common to risk-weighted assets ratio was 7.14% at March 31, 2010 compared to 6.73% at December 31, 2009 and 5.73% at March 31, 2009. In the second quarter, based in part on a continuing review of our capital position, regulatory expectations and longer-term preparation for the eventual repayment of the $1.4 billion in par amount of Series D Fixed-Rate Cumulative Perpetual Preferred Stock issued in November 2008 to the U.S. Department of the Treasury, we anticipate undertaking several additional capital actions. In addition to this increase in our equity distribution offering amount, those actions include the offering of warrants launched concurrently with this increase in our equity distribution offering amount and described in a separate prospectus supplement filed with the Securities and Exchange Commission. We also anticipate that those capital actions will include one or more additional transactions this quarter that, together with this increase in our equity distribution offering amount and the warrant offering, are intended to result in a total increase of approximately $600 million in Tier 1 capital. The nature of any such additional capital actions will depend in large part on factors beyond our control, which may include, among others things, market conditions, and there can be no assurances as to the final type or amount of additional Tier 1 capital.

Investing in our common stock involves a high degree of risk. See “Risk Factors” section beginning on page S-3 of the prospectus supplement dated March 1, 2010.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our banks or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

Deutsche Bank Securities	Goldman, Sachs & Co.

The date of this prospectus supplement is May 19, 2010

Prospectus Supplement dated May 19, 2010

        You should rely only on the information contained or incorporated by reference in this prospectus supplement dated May 19, 2010, the prospectus supplement dated May 10, 2010, the prospectus supplement dated March 1, 2010 or the accompanying prospectus. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of common stock, and seeking offers to buy shares of common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement dated May 19, 2010, the prospectus supplement dated May 10, 2010, the prospectus supplement dated March 1, 2010 and the accompanying prospectus is accurate only as of the date on their respective cover pages, regardless of the time of delivery of this prospectus supplement or any sale of our common stock.

ABOUT THIS PROSPECTUS SUPPLEMENT DATED MAY 19, 2010

On March 1, 2010, we filed with the Securities and Exchange Commission, or SEC, a prospectus supplement relating to the offer and sale from time to time of our common stock having an aggregate offering price of up to $250,000,000 pursuant to equity distribution agreements with each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as our sales agents. The purpose of this prospectus supplement dated May 19, 2010 is to supplement the information contained in the prospectus supplements dated May 10, 2010 and March 1, 2010, respectively, and the accompanying prospectus with respect to (i) the amendment to each of the equity distribution agreements to increase the maximum aggregate offering price of the shares of our common stock that can be offered and sold under the equity distribution agreements, (ii) certain risk factors, describing certain risks related to the company and (iii) certain United States tax consequences to non-U.S. holders of our common stock. Accordingly, this prospectus supplement adds to, updates and changes information contained in the prospectus supplement dated May 10, 2010, the prospectus supplement dated March 1, 2010 and the accompanying prospectus. To the extent the description of the offering varies between this prospectus supplement and the accompanying prospectus supplements dated May 10, 2010 or March 1, 2010 or the accompanying prospectus, you should rely on the information in this prospectus supplement. In this prospectus supplement, the accompanying prospectus supplements dated May 10, 2010 and March 1, 2010 and the accompanying prospectus, references to “$” and “dollars” are to the currency of the United States and unless otherwise mentioned or unless the context requires otherwise, all references to the “Company,” “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus supplements dated May 10, 2010 and March 1, 2010 and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page iii of the prospectus supplement dated March 1, 2010, and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

S-I

RISK FACTORS

The corresponding risk factors in the section “Risk Factors—Risks Related to the Company” in the prospectus supplement dated March 1, 2010 are hereby deleted and replaced in their entirety with the following:

Our results of operations depend upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our banking and other subsidiaries. As a result, our ability to make dividend payments on our common stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. The ability of our subsidiaries to pay dividends to us is impacted by their profitability and the regulatory capital ratios they are required to maintain.

The ability of our banking subsidiaries to pay dividends or make other payments to us is also limited by their obligations to maintain sufficient capital and by other general regulatory restrictions on their dividends. If they do not satisfy these regulatory requirements, we will be unable to pay dividends on our common stock. The Board of Governors Federal Reserve System and the Office of the Comptroller of the Currency, the primary regulator for certain of our subsidiary banks, have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, which could include the payment of dividends under certain circumstances, such authority may take actions requiring that such bank refrain from the practice. Payment of dividends could also be subject to regulatory limitations if a subsidiary bank were to become “under-capitalized” for purposes of the applicable federal regulatory “prompt corrective action” regulations. “Under-capitalized” is currently defined as having a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a core capital, or leverage, ratio of less than 4.0%.

We and/or the holders of our securities could be adversely affected by unfavorable rating actions from rating agencies.

Our ability to access the capital markets is important to our overall funding profile. This access is affected by the ratings assigned by rating agencies to us, certain of our affiliates and particular classes of securities that we and our affiliates issue. The interest rates that we pay on our securities are also influenced by, among other things, the credit ratings that we, our affiliates and/or our securities receive from recognized rating agencies. On April 20, 2009, Moody’s Investor Services (“Moody’s”) severely downgraded the senior unsecured debt rating of Zions Bancorporation to “B2” and lowered its outlook to “Outlook Negative.” On April 30, 2010, Standard & Poor’s Rating Services reaffirmed the long-term issuer rating of Zions Bancorporation at “BBB-” with an “Outlook Negative.” On June 30, 2009, Fitch Ratings (“Fitch”) downgraded the long-term issuer rating of Zions Bancorporation to “BBB.” Fitch maintains a negative outlook on Zions Bancorporation. On July 22, 2009, Dominion Bond Rating Service downgraded the Company’s senior debt rating to “BBB (low)” with an “Outlook Negative.” In addition, Moody’s recently announced that the debt and deposit ratings of seventeen U.S. banking institutions, including Zions, could be negatively affected by the loss of implicit government support contained in the current financial regulatory reform legislation pending in Congress. Moody’s has indicated that its current ratings of Zions’ subsidiary banks benefit by one notch from Moody’s assumptions regarding government support, although Zions Bancorporation’s current rating is not affected by the assumptions. Moody’s also stated that a number of factors will affect whether, when and to what extent any adverse rating actions might actually occur. Further downgrades to us, our affiliates or our securities could increase our costs or otherwise have a negative effect on our results of operations or financial condition or the market price of our securities.

In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings, and there can be no assurance that we will maintain the aforementioned credit ratings. In addition, ratings agencies have themselves been subject to scrutiny arising from the financial crisis and there is no assurance that rating agencies will not make or be required to make substantial changes to their ratings policies and practices or that such changes would not affect ratings of our securities or of securities in which we have an economic interest. Any decrease, or potential decrease, in credit ratings could impact our ability to access the capital markets and/or increase the cost of our debt, and thereby adversely affect our liquidity and financial condition.

S-II

Increases in FDIC insurance premiums may adversely affect our earnings.

During 2008 and 2009, higher levels of bank failures dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. In addition, the FDIC instituted two temporary programs to further insure customer deposits at FDIC insured banks. These programs have placed additional stress on the deposit insurance fund. In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC has increased assessment rates of insured institutions. In addition, on November 12, 2009, the FDIC adopted a rule requiring banks to prepay three years’ worth of premiums to replenish the depleted insurance fund. Further, on January 12, 2010, the FDIC requested comments on a proposed rule tying assessment rates of FDIC-insured institutions to the institution’s employee compensation programs. The exact requirements of such a rule are not yet known, but such a rule could increase the amount of premiums we must pay for FDIC insurance. Further, on May 3, 2010, the FDIC requested comments on a proposed rule changing the deposit insurance assessment system for large institutions. The exact requirements of such a rule are not yet known, but such a rule could increase the amount of premiums we must pay for FDIC insurance. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. These announced increases and any future increases or required prepayments of FDIC insurance premiums may adversely impact our earnings.

Deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us.

We experienced a downturn in credit performance during 2008 and 2009, which caused us to increase our allowance for loan and lease losses during that period. Credit trends have generally stabilized in recent months and loan losses have declined significantly from peak levels. However, we view broader economic conditions as tenuous, and if broader economic conditions were to deteriorate, we would expect further deterioration in our credit trends. A decrease in the quality of our credit portfolio could have a material adverse effect on earnings and results of operations.

Deterioration in credit quality and fair market values of our securities portfolio has adversely impacted us and may continue to adversely impact us.

The Company’s on-balance sheet asset-backed securities investment portfolio includes collateralized debt obligations (“CDOs”) collateralized by trust preferred securities issued by banks, insurance companies and real estate investment trusts that have some direct and indirect exposure to distressed assets. In addition, asset-backed securities also include structured asset-backed collateralized debt obligations (also known as diversified structured finance CDOs) purchased from Lockhart Funding, LLC which have significantly stronger protection against defaults when compared to other CDOs in our portfolio. Factors beyond the Company’s control can significantly influence the fair value of these securities and potential adverse changes to the fair value of these securities. These factors include but are not limited to problems encountered by financial institutions that adversely affect financial markets generally, rating agency downgrades of these securities, defaults of issuers of these securities, lack of market pricing of these securities and continued instability in the credit markets.

S-III

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

The section “Certain United States Tax Consequences to Non-U.S. Holders of Common Stock – Recent Legislative Developments Potentially Affecting Taxation of Common Stock Held By or Through Foreign Entities” in the prospectus supplement dated March 1, 2010 is hereby deleted and replaced in its entirety with the following:

Recently Enacted Legislation

Under recently enacted legislation, a 30% U.S. federal withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include dividends on our common stock and the gross proceeds from the sale or other disposition of our common stock.

S-IV

Prospectus Supplement (To prospectus supplement dated March 1, 2010 and prospectus dated March 31, 2009)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158319

6,261,590 Shares

ZIONS BANCORPORATION

Common Stock

Pursuant to our Equity Distribution Agreements, each dated March 1, 2010, with Deutsche Bank Securities Inc. and Goldman, Sachs & Co., collectively referred to as our sales agents, which have been filed as exhibits to a report on Form 8-K with the Securities and Exchange Commission, or the SEC, on March 1, 2010 and are incorporated by reference herein, during the period from March 1, 2010 through March 31, 2010, we have sold, through our sales agents, an aggregate of 6,261,590 shares of our common stock, without par value, through ordinary brokers’ transactions on the Nasdaq Global Select Market, or Nasdaq, for an aggregate sales price of $124,999,960.76. At March 31, 2010, we could sell from time to time through our sales agents up to an additional $125,000,039.24 in aggregate offering price of our common stock under the Equity Distribution Agreements.

Our common stock is quoted on the Nasdaq under the symbol “ZION.” The last reported sale price of our common stock on Nasdaq on May 7, 2010 was $25.57 per share.

Gross proceeds to Zions Bancorporation	$124,999,960.76
Commissions	$1,874,999.42
Net proceeds to Zions Bancorporation (1)	$123,124,961.34

(1)	Excludes SEC filing fees and wiring fees

This prospectus supplement adds to, updates and changes information in, and should be read in conjunction with, the prospectus dated March 31, 2009 and the prospectus supplement dated March 1, 2010.

Investing in our common stock involves a high degree of risk. See “Risk Factors” section beginning on page S-3 of the prospectus supplement dated March 1, 2010.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our banks or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

Deutsche Bank Securities	Goldman, Sachs & Co.

The date of this prospectus supplement is May 10, 2010

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, without par value	$250,000,000	$17,825

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee was calculated based on a maximum aggregate offering price.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To prospectus dated March 31, 2009)	Registration Statement No. 333-158319

$250,000,000

ZIONS BANCORPORATION

Common Stock

On March 1, 2010, we entered into an equity distribution agreement with each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as our sales agents, relating to shares of our common stock, without par value, offered by this prospectus supplement and the accompanying prospectus. The shares that may be sold under the equity distribution agreements have an aggregate offering price of up to $250,000,000.

In accordance with the terms of the equity distribution agreements, we may offer and sell shares of our common stock from time to time through Deutsche Bank Securities Inc. or Goldman, Sachs & Co. as our sales agents, over a period of time and from time to time in transactions at then-current market prices, or to Deutsche Bank Securities Inc. or Goldman, Sachs & Co., for resale. Accordingly, an indeterminate number of shares of common stock will be sold up to the number of shares that will result in the receipt of gross proceeds of up to $250,000,000. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”), or otherwise, at market prices.

Our common stock is quoted on the Nasdaq under the symbol “ZION.” The last reported sale price of our common stock on Nasdaq on February 26, 2010 was $18.54 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” section beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our banks or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any other government agency.

Each sales agent will receive from us a commission equal to 1.50% of the gross sales price per share for any shares sold through it as our sales agent under the equity distribution agreements. Subject to the terms and conditions of the equity distribution agreements, each sales agent will use its respective reasonable efforts to sell on our behalf any shares to be offered by us under the equity distribution agreements.

Deutsche Bank Securities	Goldman, Sachs & Co.

The date of this prospectus supplement is March 1, 2010

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of common stock, and seeking offers to buy shares of common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on their respective cover pages, regardless of the time of delivery of this prospectus supplement or any sale of our common stock.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, warrants or other rights, stock purchase contracts, units, common stock, preferred stock or depositary shares, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page iii of this prospectus supplement and “Where You Can Find More Information” on page 2 of the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Plan of Distribution” section of this prospectus supplement beginning on page S-16.

References herein to “$” and “dollars” are to the currency of the United States. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

Zions and Zions Bank are registered service marks of Zions Bancorporation. All other service marks, trademarks and trade names referred to in the prospectus supplement are the property of their respective owners.

ii

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that Zions has filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that Zions files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•

our Current Reports on Form 8-K filed on January 5, 2010, January 25, 2010 and February 19, 2010 (except in each case, any information that has been deemed to be “furnished” and not filed, and any exhibits related thereto);

•

the description of our common stock set forth in our registration statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus supplement.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number:

Investor Relations

Zions Bancorporation

One South Main Street, 15th Floor

Salt Lake City, Utah 84133

(801) 524-4787

In addition, these filings are available on our website at http://www.zionsbancorporation.com. Our website does not form a part of this prospectus supplement or the accompanying prospectus.

iii

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Zions Bancorporation

Zions Bancorporation is a financial holding company organized under the laws of the State of Utah in 1955, and registered under the Bank Holding Company Act of 1956, as amended. Zions Bancorporation and its subsidiaries own and operate eight commercial banks in ten Western and Southwestern states with a total of 491 domestic branches as of December 31, 2009. We provide a full range of banking and related services through our banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, New Mexico, Idaho, Washington and Oregon. Full-time equivalent employees totaled 10,529 as of December 31, 2009.

We focus on providing community-minded banking services by continuously strengthening our core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. Each of our banks operates under a different name and each has its own board of directors, chief executive officer and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit and 24-hour ATM access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc., and online brokerage services through Zions Direct, Inc.

In addition to these core businesses, we have built specialized lines of business in capital markets, public finance and certain financial technologies, and we are also a leader in Small Business Administration (“SBA”) lending. Through our eight banking subsidiaries, we provide SBA 7(a) loans to small businesses throughout the United States and are also one of the largest providers of SBA 504 financing in the nation. We own an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and are one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. We are a leader in municipal finance advisory and underwriting services. We also control four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Our NetDeposit, LLC subsidiary is a leader in check imaging and clearing technology.

Our principal executive offices are located at One South Main, 15th Floor, Salt Lake City, Utah 84133, and our telephone number is (801) 524-4787. Our common stock is traded on Nasdaq under the symbol “ZION.” Our website address is http://www.zionsbancorporation.com. This website address is not intended to be an active link and information on our website is not incorporated in, and should not be construed to be part of, this prospectus supplement.

THE OFFERING

Issuer	Zions Bancorporation.

Common Stock Being Offered	Shares of common stock, without par value, having an aggregate offering price of up to $250,000,000.

Use of Proceeds	We intend to use the net proceeds from the sale of shares for general corporate purposes. See “Use of Proceeds” below.

Risk Factors	See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of factors you should carefully consider before investing in shares of our common stock.

Nasdaq Global Select Market symbol	ZION

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and all of the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the matters discussed below and under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to the Common Stock

The price of our common stock is volatile and may decline.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	turnover among senior staff;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry, including the likelihood of a prolonged recession;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, audits and similar inquiries, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Resales of our common stock in the public market following the offering may cause its market price to fall.

We may issue shares of our common stock with an aggregate sales price of up to $250,000,000 in connection with the offering. The issuance of these new shares could have the effect of depressing the market price for shares of our common stock.

The common stock is equity and therefore is subordinate to our indebtedness and preferred stock, and our ability to declare dividends on our common stock may be limited.

Shares of the common stock are equity interests in Zions Bancorporation and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness and other non-equity claims on Zions with respect to assets available to satisfy claims on Zions, including in a liquidation of Zions. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Under the terms of the Series A Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock (collectively, our Preferred Stock) (which are described in more detail in the section entitled “Description of Our Capital Stock”), our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on our Preferred Stock. In addition, prior to November 14, 2011, unless we have redeemed all of the Series D Preferred Stock or the U.S. Treasury has transferred all of the Series D Preferred Stock to third-parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.32 except in limited circumstances. Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of the stockholders. If we issue preferred stock in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. We are not restricted from issuing additional indebtedness or preferred stock, subject to any required approvals from the Federal Reserve.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. In the third quarter of 2009, we reduced our quarterly dividend to $0.01 per share and do not expect to increase our quarterly dividend above $0.01 for the foreseeable future and could determine to reduce further or eliminate altogether our common stock dividend. Furthermore, as long as the preferred stock issued to the U.S. Treasury is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions. This could adversely affect the market price of our common stock. Also, as discussed below, we are a bank holding company and our ability to declare and pay dividends is dependent on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, or if we are in arrears on the payment of dividends on our outstanding preferred stock, we will be prohibited from making distributions on the common stock.

In addition to the fact that our common stock is subordinate to our indebtedness and preferred stock, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our common stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to such shares, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder.

There may be future dilution of our common stock.

Our board of directors may authorize us to issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants or similar rights to receive or purchase shares of our common stock in the future and those stock appreciation rights, options or warrants or similar rights vest or are exercised, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

In addition, we are highly regulated, and our regulators could require us to raise additional common equity in the future. Any such capital raise could include, among other things, the potential issuance of common stock.

The issuance of any additional shares of common or of preferred stock or convertible securities or the exercise of convertible securities could be substantially dilutive to stockholders of our common stock. For instance, exercise of the warrant issued to the U.S. Treasury in connection with our participation in the U.S. Treasury’s Capital Purchase Program, or the CPP, would dilute the value of our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales might occur.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Risks Related to the Company

Our results of operations depend upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our banking and other subsidiaries. As a result, our ability to make dividend payments on our common stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. The ability of our subsidiaries to pay dividends to us is impacted by their profitability.

The ability of our banking subsidiaries to pay dividends or make other payments to us is also limited by their obligations to maintain sufficient capital and by other general regulatory restrictions on their dividends. If they do not satisfy these regulatory requirements, we will be unable to pay dividends on our common stock. The Federal Reserve and the Office of the Comptroller of the Currency, or the OCC, the primary regulator for certain of our subsidiary banks, have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, which could include the payment of dividends under certain circumstances, such authority may take actions requiring that such bank refrain from the practice. Payment of dividends could also be subject to regulatory limitations if a subsidiary bank were to become “under-capitalized” for purposes of the applicable federal regulatory “prompt corrective action” regulations. “Under-capitalized” is currently defined as having a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a core capital, or leverage, ratio of less than 4.0%.

We and/or the holders of our securities could be adversely affected by unfavorable rating actions from rating agencies.

Our ability to access the capital markets is important to our overall funding profile. This access is affected by the ratings assigned by rating agencies to us, certain of our affiliates and particular classes of securities that we and our affiliates issue. The interest rates that we pay on our securities are also influenced by, among other things, the credit ratings that we, our affiliates and/or our securities receive from recognized rating agencies. On April 20, 2009, Moody’s Investor Services severely downgraded the senior unsecured debt rating of Zions Bancorporation to “B2” and lowered its outlook to “Outlook Negative.” On April 22, 2009, Standard & Poor’s Rating Services (“S&P”) downgraded the long-term issuer rating of Zions Bancorporation to “BBB” with an “Outlook Negative.” On June 30, 2009, Fitch Ratings (“Fitch”) downgraded the long-term issuer rating of Zions Bancorporation to “BBB.” Fitch maintains a negative outlook on Zions Bancorporation. On July 22, 2009, DBRS downgraded the Company’s senior debt rating from “BBB” to “BBB (low)” with an “Outlook Negative.” Further downgrades to us, our affiliates or our securities could increase our costs or otherwise have a negative effect on our results of operations or financial condition or the market price of our securities.

In general, rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix and level and quality of earnings, and there can be no assurance that we will maintain the aforementioned credit ratings. In addition, ratings agencies have themselves been subject to scrutiny arising from the financial crisis and there is no assurance that rating agencies will not make or be required to make substantial changes to their ratings policies and practices or that such changes would not affect ratings of our securities or of securities in which we have an economic interest. Any decrease, or potential decrease, in credit ratings could impact our ability to access the capital markets and/or increase the cost of our debt, and thereby adversely affect our liquidity and financial condition.

Our ability to maintain required capital levels and adequate sources of funding and liquidity has been and may continue to be adversely affected by market conditions.

We are required to maintain certain capital levels in accordance with banking regulations. We must also maintain adequate funding sources in the normal course of business to support our operations and fund outstanding liabilities. Our ability to maintain capital levels, sources of funding and liquidity has been and could continue to be impacted by changes in the capital markets in which we operate and deteriorating economic and market conditions.

Each of our subsidiary banks must remain well-capitalized and meet certain other requirements for us to retain our status as a financial holding company. Failure to comply with those requirements could result in a loss of our financial holding company status if such conditions were not corrected within 180 days or such longer period as may be permitted by the Federal Reserve, although we do not believe that the loss of such status would have an appreciable effect on our operations or financial results. In addition, failure by our bank subsidiaries to meet applicable capital guidelines or to satisfy certain other regulatory requirements could subject us to certain activity restrictions or to a variety of enforcement remedies available to the federal regulatory authorities that include limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC.

Failure to effectively manage our interest rate risk could adversely affect us.

Net interest income is the largest component of our revenue. The management of our interest rate risk is centralized and overseen by an Asset Liability Management Committee appointed by our board of directors. We have been successful in our interest rate risk management as evidenced by achieving a relatively stable net interest margin over the last several years when interest rates have been volatile and the rate environment challenging, however, a failure to effectively manage our interest rate risk could adversely affect us. Factors beyond our control can significantly influence the interest rate environment and increase our risk. These factors include competitive pricing pressures for our loans and deposits, adverse shifts in the mix of deposits and other funding sources, and volatile market interest rates subject to general economic conditions and the policies of governmental and regulatory agencies, in particular the Federal Reserve.

As a regulated entity, we are subject to capital requirements that may limit our operations and potential growth.

        We are a bank holding company and a financial holding company. As such, we and our subsidiary banks are subject to the comprehensive, consolidated supervision and regulation of the Federal Reserve, the OCC and the FDIC, including risk-based and leverage capital ratio requirements. Capital needs may rise above normal levels when we experience deteriorating earnings and credit quality, and our banking regulators may increase our capital requirements based on general economic conditions and our particular condition, risk profile and growth plans. Compliance with the capital requirements, including leverage ratios, may limit operations that require the intensive use of capital and could adversely affect our ability to expand or maintain present business levels.

Weakness in the economy and in the real estate market, including specific weakness within the markets where our subsidiary banks do business and within certain of our loan products, has adversely affected us and may continue to adversely affect us.

Our credit exposure is one of our most significant risks. The Company’s level of credit quality continued to weaken throughout 2008 and 2009. The deterioration in credit quality that started in the latter half of 2007 is mainly related to the weakness in residential and commercial construction and land development activity in the Southwest states (generally, Arizona, California, Nevada, Texas and Utah), which markets have been particularly adversely affected by job losses, declines in real estate value, declines in home sale volumes and declines in new home building. Other geographic markets served by us have also experienced adverse housing and economic conditions. Residential and commercial construction and land development loans in Nevada State Bank continue to experience the highest amounts of charge-offs and accounted for the most meaningful declines in commercial real estate credit quality in 2009. As of December 31, 2009, residential and commercial construction and land development represented 15% of the Company’s total loan portfolio, with Amegy Corporation (“Amegy”), Zions First National Bank (“Zions Bank”) and California Bank & Trust representing 38%, 18% and 17% of the residential and commercial construction and land development portfolio, respectively.

The Company experienced increased criticized and classified loans in its commercial and industrial loan portfolio during 2009 primarily in Amegy and Zions Bank and loan delinquencies increased in this loan portfolio. During 2009, credit quality deterioration occurred in most loan types and geographies in which the Company operated as general economic conditions weakened throughout the country.

If the strength of the U.S. economy in general and the strength of the local economies in which we and our subsidiary banks conduct operations continues to decline, this could result in, among other things, a continued deterioration in credit quality or a reduced demand for credit, including a resultant effect on our loan portfolio and allowance for loan and lease losses. A deeper or prolonged downturn in the economy could result in higher delinquencies and greater charge-offs in future periods, and may lead to material future credit losses, which would materially adversely affect our financial condition and results of operations and may require us to raise additional capital.

Negative perceptions associated with our continued participation in the U.S. Treasury’s CPP may adversely affect our ability to retain customers, attract investors and compete for new business opportunities.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008, as amended. The legislation was the result of a proposal by Treasury Secretary Henry Paulson to the U.S. Congress on September 20, 2008 in response to the financial crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions. The U.S. Treasury and federal banking regulators have implemented a number of programs under this legislation and otherwise to address capital and liquidity issues in the banking system, including the CPP.

On November 14, 2008, we issued and sold 1.4 million shares of our Series D Preferred Stock for $1.4 billion and a warrant to purchase up to 5,789,909 shares of our common stock exercisable over a 10-year period at a price per share of $36.27 to the U.S. Treasury as part of the CPP. Several financial institutions which also participated in the CPP repurchased their CPP preferred stock. There can be no assurance as to the timing or manner in which the Company may repurchase its Series D Preferred Stock from the U.S. Treasury. Our customers, employees and counterparties in our current and future business relationships could draw negative implications regarding the strength of the Company as a financial institution based on our continued participation in the CPP following the exit of one or more of our competitors or other financial institutions. Any such negative perceptions could impair our ability to effectively compete with other financial institutions for business or to retain high performing employees. If this were to occur, our business, financial condition and results of operations may be adversely affected, perhaps materially.

The limitations on incentive compensation contained in the ARRA and its implementing regulations may adversely affect our ability to retain our highest performing employees.

Because we have not yet repurchased the U.S. Treasury’s CPP investment, we remain subject to the restrictions on incentive compensation contained in the American Recovery and Reinvestment Act of 2009, or the ARRA. On June 10, 2009, the U.S. Treasury released its interim final rules implementing the provisions of the ARRA and limiting the compensation practices at institutions in which the U.S. Treasury is invested. The U.S. Treasury has since revised such rules and released written guidance interpreting and expanding on ARRA and the interim final rules. Financial institutions which have repurchased the U.S. Treasury’s CPP investment are relieved of the restrictions imposed by the ARRA and its implementing regulations and related guidance. Due to these restrictions, we may not be able to successfully compete with financial institutions that have repurchased the U.S. Treasury’s investment to attract, retain and appropriately incentivize high performing employees. If this were to occur, our business, financial condition and results of operations could be adversely affected, perhaps materially.

Our participation in the U.S. Treasury’s CPP imposes restrictions and obligations on us that limit our ability to increase dividends, repurchase shares of our common stock and access the equity capital markets.

Prior to November 14, 2011, unless we have redeemed all of the Series D Preferred Stock purchased by the U.S. Treasury as part of the CPP or the U.S. Treasury has transferred all of the Series D Preferred Stock to a third party, the agreement pursuant to which such securities were sold, among other things, limits the payment of quarterly dividends on our common stock to $0.32 per share without prior regulatory approval, limits our ability to repurchase shares of our common stock (with certain exceptions, including the repurchase of our common stock to offset share dilution from equity-based compensation awards), and grants the holders of such securities certain registration rights which, in certain circumstances, impose lock-up periods during which we would be unable to issue equity securities. In addition, unless we are able to redeem the preferred stock prior to November 15, 2013, the dividends on the preferred stock will increase substantially, from 5% to 9%. Depending on market conditions at the time, this increase in dividends could significantly impact our liquidity.

Economic and other circumstances, including pressure to repay CPP preferred stock, may require us to raise capital at times or in amounts that are unfavorable to the Company.

The Company’s subsidiary banks must maintain certain risk-based and leverage capital ratios as required by their banking regulators which can change depending upon general economic conditions and their particular condition, risk profile and growth plans. Compliance with capital requirements may limit the Company’s ability to expand and have required, and may require, capital investment from Zions Bancorporation. As discussed above, in 2008, we issued shares of preferred stock for $1.4 billion and a warrant to purchase shares of the Company’s common stock to the U.S. Treasury under the CPP. There may be increasing market, regulatory or political pressure on the Company to raise capital to enable it to repay the Series D Preferred Stock issued to the U.S. Treasury under the CPP at a time or in amounts that may be unfavorable to the Company’s shareholders. These uncertainties and risks created by the legislative and regulatory uncertainties discussed above may themselves increase the Company’s cost of capital and other financing costs.

Increases in FDIC insurance premiums may adversely affect our earnings.

During 2008 and 2009, higher levels of bank failures dramatically increased resolution costs of the FDIC and depleted the deposit insurance fund. In addition, the FDIC instituted two temporary programs to further insure customer deposits at FDIC insured banks. These programs have placed additional stress on the deposit insurance fund. In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC has increased assessment rates of insured institutions. In addition, on November 12, 2009, the FDIC adopted a rule requiring banks to prepay three years’ worth of premiums to replenish the depleted insurance fund. Further, on January 12, 2010, the FDIC requested comments on a proposed rule tying assessment rates of FDIC-insured institutions to the institution’s employee compensation programs. The exact requirements of such a rule are not yet known, but such a rule could increase the amount of premiums we must pay for FDIC insurance. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. These announced increases and any future increases or required prepayments of FDIC insurance premiums may adversely impact our earnings.

Legislative and regulatory actions taken now or in the future may have a significant adverse effect on our operations.

In response to the recent economic crisis, various legislative proposals, including some that would materially restructure the regulatory framework governing the financial services industry, have been introduced or are being considered for introduction in Congress. These proposals include, but are not limited to:

•	the establishment of new regulatory bodies with authority over consumer protection and systemic risk;

•	the elimination or modification of responsibilities and independence of certain existing regulatory agencies;

•	the grant of authority to state agencies to enforce state and federal laws against national banks;

•	the imposition of substantial new fees or taxes on banking organizations or classes of banking organizations;

•	restrictions on, and requirements related to, compensation practices;

•	limitations on the size of banking organizations or the imposition of heightened costs or burdens associated with asset size; and

•	the introduction of new resolution authority and processes for entities in the financial services industry.

Also in response to the recent economic crisis, bank regulatory agencies and international regulatory consultative bodies have proposed or appear to be considering new regulations and requirements, some of which may be imposed without formal promulgation. These include, but are not limited to:

•	new capital and liquidity standards imposing higher levels and different mixes of capital and having new liquidity requirements than those contained in current regulations;

•	new capital planning actions, including stress testing or similar actions and timing expectations for capital-raising;

•	new and accelerated FDIC insurance premiums;

•	limitations on the amount and manner of compensation paid to executive officers and employees generally; and

•	restrictions on the types of products and services offered by banking organizations.

There can be no assurance that any or all of these regulatory or legislative changes will ultimately be adopted. However, if adopted, some of these proposals could adversely affect the Company by, among other things: impacting after tax returns earned by financial services firms in general; limiting the Company’s ability to grow; increasing taxes or fees on some of the Company’s funding or activities; limiting the range of products and services that the Company could offer; exposing the Company to costly litigation and regulatory actions and increasing the cost of regulatory compliance; requiring the Company to raise capital at inopportune times; and making it difficult for the Company to compete with other banking and nonbanking companies to recruit, retain and appropriately incentivize executives and other employees.

Others of these proposals may actually favorably impact the Company by affecting some of its competitors more adversely than the Company. The ultimate impact of these proposals cannot be predicted, as it is unclear which, if any, may eventually be enacted into law or regulation.

Deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us.

We have experienced a downturn in credit performance that continued throughout 2008 and 2009 and we expect credit conditions and the performance of our loan portfolio to continue to deteriorate in the near term. This caused us to increase our allowance for loan and lease losses throughout 2008 and 2009. Additional increases in our allowance for loan and lease losses may be necessary in the future. Accordingly, a decrease in the quality of our credit portfolio could have a material adverse effect on earnings and results of operations.

Problems encountered by financial institutions larger or similar to us could adversely affect financial markets generally and have indirect adverse effects on us.

The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing or other relationships between the institutions. As a result, concerns about, or a default or threatened default by, one institution could lead to significant market-wide liquidity and credit problems, losses or defaults by other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which we interact on a daily basis, and therefore could adversely affect us.

Deterioration in credit quality and fair market values of our securities portfolio has adversely impacted us and may continue to adversely impact us.

The Company’s on-balance sheet asset-backed securities investment portfolio includes collateralized debt obligations, or CDOs, collateralized by trust preferred securities issued by banks, insurance companies, and real estate investment trusts that may have some exposure to the subprime market and/or to other categories of distressed assets. In addition, asset-backed securities also include structured asset-backed collateralized debt obligations (also known as diversified structured finance CDOs) purchased from Lockhart Funding, LLC which have minimal exposure to subprime and home equity mortgage securitizations. Factors beyond the Company’s control can significantly influence the fair value of these securities and potential adverse changes to the fair value of these securities. These factors include but are not limited to problems encountered by financial institutions that adversely affect financial markets generally, rating agency downgrades of these securities, defaults of issuers of these securities, lack of market pricing of these securities and continued instability in the credit markets.

The Company may not be able to utilize the significant deferred tax asset recorded on our balance sheet.

The Company’s balance sheet includes a significant deferred tax asset. The largest components of this asset result from additions to our allowance for loan and lease losses for purposes of generally accepted accounting principles in excess of loan losses actually taken for tax purposes and other than temporary impairment losses taken on our securities portfolio that have not yet been realized for tax purposes by selling the securities. Our ability to continue to record this deferred tax asset is dependent on the Company’s ability to realize its value through net operating loss carry-backs or future projected earnings. Loss of part or all of this asset would adversely impact tangible capital. In addition, inclusion of this asset in determining regulatory capital is subject to certain limitations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of shares in the offering for general corporate purposes. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing, investment grade securities.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on the Nasdaq under the symbol “ZION.” The table below sets forth, for the fiscal quarters indicated, high and low reported sale prices per share of our common stock on Nasdaq and the dividends per share paid in such periods.

	Price Range of Common Stock			Dividend Paid
	Low	High		Per Share
2010
First Quarter (through February 26, 2010)	$12.88	$20.58		$0.01

2009:
Fourth Quarter	$12.50	$19.03		$0.01
Third Quarter	10.25	20.36		0.01
Second Quarter	8.88	20.97		0.04
First Quarter	5.90	25.52		0.04

2008:
Fourth Quarter	$21.07	$47.94		$0.32
Third Quarter	17.53	107.21	(1)	0.43
Second Quarter	29.46	51.15		0.43
First Quarter	39.31	57.05		0.43

(1)	This trading price was an anomaly resulting from electronic orders at the opening of the market on September 19, 2008 in response to the SEC’s announcement (prior to the market opening that day) of its temporary emergency action suspending short selling in financial companies. The closing price on September 19, 2008 was $52.83.

On February 26, 2010, the last reported sale price of our common stock on Nasdaq was $18.54 per share.

DIVIDEND POLICY

The payment of dividends is within the discretion of our board of directors and will depend upon our future earnings, capital requirements and financial condition and any regulatory restrictions. Under the terms of our Preferred Stock (which are described in more detail in the section entitled “Description of Our Capital Stock”), our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on our Preferred Stock. In addition, prior to November 14, 2011, unless we have redeemed all of the Series D Preferred Stock or the U.S. Treasury has transferred all of the Series D Preferred Stock to third-parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.32 except in limited circumstances.

In the third quarter of 2009, we reduced our quarterly dividend to $0.01 per share and do not expect to increase our quarterly dividend above $0.01 for the foreseeable future and could determine to reduce further or eliminate altogether our common stock dividend. Furthermore, as long as the preferred stock issued to the U.S. Treasury is outstanding, dividend payments and repurchases or redemptions relating to certain equity securities, including our common stock, are prohibited until all accrued and unpaid dividends are paid on such preferred stock, subject to certain limited exceptions. This could adversely affect the market price of our common stock.

DESCRIPTION OF OUR CAPITAL STOCK

For a description of the common stock being offered hereby, please see “Description of Our Capital Stock” in the accompanying prospectus.

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock by a “non-U.S. holder”. For this purpose, you are a “non-U.S. holder” if you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment and the activities of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations on a net income basis.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a U.S. real property holding corporation for United States federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for United States federal income tax purposes.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Recent Legislative Developments Potentially Affecting Taxation of Common Stock Held By or Through Foreign Entities

Proposed legislation recently introduced in the United States Congress would generally impose a withholding tax of 30% on the gross proceeds of a disposition of common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The proposed legislation would also generally impose a withholding tax of 30% on the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. The proposed legislation would also impose a withholding tax of 30% on dividends paid on our common stock, although there generally would be an offsetting credit for other taxes withheld on dividends, as described above in “—Dividends.” Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes. As currently drafted, the legislation is proposed to be effective for amounts paid after December 31, 2012. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this proposed legislation on their investment in our common stock.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on Internal Revenue Service Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•	the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a “controlled foreign corporation” for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. under which we may offer and sell shares of our common stock. The shares that may be sold under the equity distribution agreements have an aggregate offering price of up to $250,000,000 and may be sold over time and from time to time through Deutsche Bank Securities Inc. or Goldman, Sachs & Co., as our sales agents, or to Deutsche Bank Securities Inc. or Goldman, Sachs & Co., for resale.

Subject to certain conditions, each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co., if acting as sales agent, will use its respective reasonable efforts to solicit offers to purchase the shares of common stock on any trading day or as otherwise agreed upon by us and any sales agent. From time to time, we will submit orders to a sales agent relating to the shares of common stock to be sold through such sales agent, which orders may specify any price, time or size limitations relating to any particular sale. We may instruct the sales agents not to sell shares of common stock if the sales cannot be effected at or above a price designated by us in any such instruction. Under each equity distribution agreement, either we or the applicable sales agent may suspend the offering of shares of common stock through such sales agent under the applicable equity distribution agreement by notifying the other.

Each sales agent will receive from us a commission equal to 1.50% of the gross sales price per share for any shares sold through it as our sales agent under the applicable equity distribution agreement. The total commission received by each sales agent under the applicable equity distribution agreement will not be less than one-half of the total commission received by the sales agents under the equity distribution agreements, unless either of the sales agents terminates its equity distribution agreement prior to completion of the full offering amount. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock generally are anticipated to occur on the third business day following the date on which any sales were made in return for payment of the proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreements, we also may sell shares to either sales agent as principal for its own account at the then-current market price less a discount, which will equal the commission on an agency sale of shares of common stock described above. Such sales agent may offer the shares of common stock sold to it as principal from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices.

The offering of common stock pursuant to the equity distribution agreements will terminate upon the earlier of (i) the sale of shares of our common stock having an aggregate offering price of $250,000,000 and (ii) the termination of both equity distribution agreements. Each equity distribution agreement may be terminated by either the applicable sales agent or us with respect to such sales agent. In the event only one of the equity distribution agreements is terminated, shares may continue to be sold through the other sales agent under the applicable equity distribution agreement until the earlier of (i) and (ii) above.

The shares of common stock offered hereby may be sold on the Nasdaq or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, if agreed by us and a sales agent, some or all of the shares of common stock covered by this prospectus supplement may be sold through:

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

To comply with the securities laws of certain jurisdictions, if applicable, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless it has been registered or qualified for sale or an exemption is available and complied with. Our directors and officers may purchase shares of common stock in the offering.

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any shares which are the subject of the offering contemplated by this Prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any such shares may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

1.	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

2.	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

3.	by the sales agents to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

4.	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In any Relevant Member State, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State of the EEA which has implemented the Prospectus Directive, will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or the sales agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case in relation to such offer. Neither we nor the sales agents have authorized, nor do we authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the sales agents to publish or supplement a prospectus for such offer.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the Issuer or the sales agents that:

1.	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

2.	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of Deutsche Bank Securities Inc. or Goldman, Sachs & Co., as applicable, has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. has represented and agreed that:

1.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to Zions; and

2.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

We estimate that our share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $375,000. All expenses of this offering will be paid by us. These expenses include the SEC’s filing fees and fees under state securities or “blue sky” laws.

Pursuant to the equity distribution agreements, we have agreed to provide indemnification and contribution to Deutsche Bank Securities Inc. and Goldman, Sachs & Co. against certain civil liabilities relating to the selling of our common stock, including liabilities under the Securities Act.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the sales agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

VALIDITY OF SECURITIES

The validity of the common stock offered hereby will be passed upon for us by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah. Sullivan & Cromwell LLP, Los Angeles, California will pass upon certain matters relating to this offering for us. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon certain matters relating to this offering for Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Prospectus

Zions Bancorporation

Debt Securities

Warrants or Other Rights

Stock Purchase Contracts

Units

Common Stock

Preferred Stock

Depositary Shares

Zions Capital Trust C

Zions Capital Trust D

Capital Securities

As fully and unconditionally

guaranteed as described herein by Zions Bancorporation

Zions Bancorporation and the Issuer Trusts from time to time may offer to sell the securities listed above. The debt securities, warrants, rights, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is quoted on the Nasdaq Global Select Market under the symbol “ZION.”

Zions Bancorporation and the Issuer Trusts may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. Such supplements may also add to, update or change information contained in this prospectus.

Investing in these securities involves risks. See “Risk Factors” section beginning on page 5 of this prospectus.

These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency. Unless you are informed otherwise in the applicable prospectus supplement, these securities will not be guaranteed by the Federal Deposit Insurance Corporation pursuant to the Temporary Liquidity Guarantee Program.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 31, 2009.

Prospectus

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, and Zions Capital Trust C and Zions Capital Trust D, each a statutory trust created under the laws of the State of Delaware (each trust is also referred to as an Issuer Trust and together as the Issuer Trusts), have filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. Under this shelf process, Zions and the Issuer Trusts may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

After the securities are issued, one or more of our subsidiaries, including Zions Direct, Inc. or Amegy Investments, Inc., may buy and sell any of the securities as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. However, information on this website does not constitute a part of this prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq Global Select Market, 1735 K Street, N.W., Washington, D.C. 20006.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2008.

•	Current Reports on Form 8-K filed on January 23, 2009 and March 31, 2009 (except, in each case, information “furnished” on Form 8-K and any related exhibits).

•

The description of our common stock and rights set forth in our registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Zions Bancorporation

One South Main Street, 15th Floor

Salt Lake City, Utah 84133

(801) 524-4787

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus, including information incorporated by reference, that are based on other than historical data are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•

statements with respect to our beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation and its subsidiaries; and

•	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, including the information incorporated by reference. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that might cause such differences include, but are not limited to:

•	our ability to successfully execute our business plans, manage our risks, and achieve our objectives;

•

changes in political and economic conditions, including the political and economic effects of the current economic crisis and other major developments, including wars, military actions and terrorist attacks;

•

changes in financial market conditions, either internationally, nationally or locally in areas in which we conduct our operations, including without limitation, changes in business formation and growth, commercial and residential real estate development and real estate prices;

•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing;

•	changes in interest rates, the quality and composition of our loan and securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integration of acquired businesses;

•	increases in the levels of losses, customer bankruptcies, claims and assessments;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of Treasury and the Federal Reserve Board;

•

our participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act (“EESA”) and the American Recovery and Reinvestment Act (“ARRA”), including without limitation the Troubled Asset Relief Program, the Capital Purchase Program, the Temporary Liquidity Guarantee Program and the Capital Assistance Program and the impact of such programs and related regulations on us and on international, national, and local economic and financial markets and conditions;

•

the impact of the EESA and the ARRA and related rules and regulations on the business operations and competitiveness of Zions and other participating American financial institutions, including the impact of the executive compensation limits of these acts, which may impact the ability of Zions and other American financial institutions to retain and recruit executives and other personnel necessary for their businesses and competitiveness;

•

the impact of certain provisions of the EESA and ARRA and related rules and regulations on the attractiveness of governmental programs to mitigate the effects of the current economic crisis, including the risks that certain financial institutions may elect not to participate in such programs, thereby decreasing the effectiveness of such programs;

•	continuing consolidation in the financial services industry;

•	new litigation or changes in existing litigation;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and savings habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	demand for financial services in our market areas;

•	inflation and deflation;

•	technological changes and our implementation of new technologies;

•	our ability to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes which adversely affect our operations or business;

•	our ability to comply with applicable laws and regulations;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and

•	increased costs of deposit insurance and changes with respect to Federal Deposit Insurance Corporation insurance coverage levels.

We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements, including the information incorporated by reference, to reflect future events or developments.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2008. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

Each Issuer Trust will use the proceeds from any offering of capital securities to purchase the corresponding junior subordinated debentures issued by us. We expect to use the net proceeds from the sale of the subordinated debt securities to the Issuer Trusts as described above.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior indenture and the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. Whenever particular defined terms of the senior indenture or the subordinated indenture, each as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Unless we specify otherwise in the applicable prospectus supplement, neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. If you own an unsecured debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior indebtedness, will be issued under the senior debt indenture described below and will rank on a parity with all of our other unsubordinated debt (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus).

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined below under “—Subordination Provisions.” Upon the occurrence of certain events of insolvency, the subordinated debt securities will be contractually subordinated to the prior payment in full of our “general obligations,” as defined under “—Subordination Provisions.”

Neither indenture limits our ability to incur additional secured or unsecured senior or subordinated indebtedness.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

We Are A Holding Company

We are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims.

Accordingly, our senior debt securities and subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the senior debt securities and subordinated debt securities with respect to those assets will be subject to the contractual subordination of the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities are governed by the senior debt indenture, and the subordinated debt securities are governed by the subordinated debt indenture. Each indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as trustee, which indenture may be supplemented from time to time as provided therein. The indentures are substantially identical, except for our covenants described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks,” which are included only in the senior debt indenture, the provisions relating to subordination, which are included only in the subordinated debt indenture, and the provisions relating to defaults and events of default.

The trustee under each indenture has two main roles:

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first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Events of Default and Defaults;”

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue as many debt securities or distinct series of debt securities under either indenture as we wish. This section summarizes terms of the debt securities that apply generally to all debt securities or series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” previously issued debt securities and issue additional debt securities of the same series as such debt securities, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the financial and other specific terms of your debt securities in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue, whether secured or unsecured, or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you.

In addition, we have issued and have outstanding, and may in the future issue, junior subordinated debentures to certain financing trust affiliates, which will issue capital securities guaranteed by us on the same subordinated basis as the junior subordinated debentures. The junior subordinated debentures and related guarantees generally rank junior to the subordinated debt securities. The terms debt securities, senior debt securities and subordinated debt securities do not include the junior subordinated debentures or related guarantees.

We are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” below. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Principal Amount, Stated Maturity and Maturity

Unless otherwise specified in the applicable prospectus supplement, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The indentures are, and the debt securities will be, governed by New York law.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite amount for the principal, in U.S. dollars or other specified currency, to the underwriter or dealer that we name in the prospectus supplement related to your debt securities, unless other arrangements have been made between you and us or you and that dealer.

Types of Debt Securities

We may issue any of the three types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention). We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities in Registered Form.”

If your debt security is a zero coupon debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your debt security and (B) the portion of the excess of the principal amount of your debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention); and (2) as of any date on or after the stated maturity, the principal amount of your debt security.

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on your debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities in Registered Form.”

Calculation Agent. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Zions First National Bank. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including an interest payment date (or with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various reference banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be one of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation—Taxation of Debt Securities—United States Holders—Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in registered form, without coupons, unless the conditions for issuance of bearer securities described under “Securities Issued in Bearer Form” are met and we choose to issue the debt security in bearer form. We describe bearer securities under “Securities Issued in Bearer Form.” As we note in that section, some of the features that we describe in this section entitled “Description of Debt Securities We May Offer” may not apply to bearer securities.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following, as applicable:

•	whether it is a senior debt security or a subordinated debt security;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

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whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate per annum at which your debt security will bear interest, if any, and the interest payment dates;

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if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

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if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

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if your debt security may be converted into or exercised or exchanged for common stock or preferred stock or other securities of Zions Bancorporation or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

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the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000 in excess thereof;

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the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

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the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities of a series are secured; and

•	any other terms of your debt security which could be different from those described in this prospectus.

Your prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of debt securities, however, we may not take any of these actions unless all of the following conditions are met:

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if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the debt securities of that series and the performance of our other covenants under the relevant indenture;

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immediately after giving effect to that transaction, no default or event of default under the debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the debt securities of that series, has occurred and is continuing; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the trustee.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity or to acquire the assets of another entity substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any merger of another entity with one of our subsidiaries, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, under specified circumstances, to our general obligations. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness and general obligations will be entitled to receive payment in full of all amounts due or to become due to them before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of our senior indebtedness may ultimately receive out of our assets more than a holder of the same amount of subordinated debt securities, and a senior creditor of ours that is owed a specific amount may ultimately receive more than a holder of the same amount of subordinated debt securities. The subordinated debt indenture does not limit our ability to incur senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The subordinated debt indenture defines “senior indebtedness” as:

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the principal of, and premium, if any, and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

•	all our capital lease obligations;

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all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•	all our obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

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all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of other persons of the type referred to in the bullets above the payment of which we are responsible or liable for as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the bullets above of other persons secured by any lien on any of our properties or assets whether or not we assume such obligation; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

However, “senior indebtedness” does not include:

•	the subordinated debt securities;

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any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including our 5.50% Subordinated Notes due November 16, 2015, our 5.65% Subordinated Notes due May 15, 2014, our 6.0% Subordinated Notes due September 15, 2015, our

Floating Rate Subordinated Notes due September 22, 2014, and our debentures or guarantees of debentures underlying each of Zions Capital Trust B’s 8% Capital Securities due September 1, 2032, Stockmen’s Statutory Trust II’s Floating Rate Capital Securities due March 26, 2033, and Stockmen’s Statutory Trust III’s Floating Rate Capital Securities due March 17, 2034; and

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any indebtedness between or among us and our affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is a financing vehicle of ours in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to the subordinated debt securities.

The subordinated debt indenture defines “general obligations” as all our obligations to make payments on account of claims of general creditors, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking on an equal basis with or junior to the subordinated debt securities.

However, if the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) promulgates any rule or issues any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” as described above, then the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations as described immediately above in bullet points.

“Termination event” means the promulgation of any rule or regulation or the issuance of any interpretation of the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) that:

•

defines or describes the terms “general creditor” or “general creditors” or “senior indebtedness.” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of “senior indebtedness” without regard to any of our other obligations;

•	permits us to include the subordinated debt securities in our capital if they were subordinated in right of payment to the senior indebtedness without regard to any of our other obligations;

•

otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

•	causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the subordinated debt indenture.

Termination event also means any event that results in our not being subject to capital requirements under the rules, regulations or interpretations of the Federal Reserve Board (or other federal banking supervisor).

Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks

With respect to the senior debt securities, we have agreed that we will not, and will not permit any subsidiary to, sell, assign, pledge, transfer, or otherwise dispose of, any shares of capital stock, or any securities convertible into shares of capital stock, of any major constituent bank, which we define below, or any subsidiary owning, directly or indirectly, any shares of capital stock of any major constituent bank. In addition, with respect to the senior debt securities, we have agreed that we will not permit any major constituent bank or any subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank to issue any shares of its capital stock or any securities convertible into shares of its capital stock. Notwithstanding the foregoing, we are permitted to make sales, assignments, transfers or other dispositions which:

•	are for the purpose of qualifying a person to serve as a director; or

•

are for fair market value, as determined by our board, and, after giving effect to those dispositions and to any potential dilution, we will own not less than 80% of the shares of capital stock of the major constituent bank in question or any subsidiary owning any shares of capital stock of the major constituent bank in question; or

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet; or

•	to us or any wholly-owned subsidiary;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

Despite the above requirements, any major constituent bank may be merged into or consolidated with, or may lease, sell or transfer all or substantially all of its assets to, another entity if, after giving effect to that merger, consolidation, sale or transfer, we or any of our wholly-owned subsidiaries owns at least 80% of the capital stock of the other entity, or if such merger, consolidation, sale or transfer is made:

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

A “major constituent bank” is defined in the senior debt indenture to mean any subsidiary which is a bank and has total assets equal to 30% or more of our consolidated assets determined on the date of our most recent audited financial statements. As of the date of this prospectus, and based on our audited financial statements for the year ended December 31, 2008, our subsidiary, Zions First National Bank, would be considered a major constituent bank.

The above covenants are not covenants for the benefit of any series of subordinated debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•

there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and full defeasance were not to occur;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•	we must confirm that neither the debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

•

no default or event of default, as defined below and as applicable under the relevant indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or any major constituent bank, on the date of the deposit referred to above or during the 90 days after that date;

•

such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

•

such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust shall be registered or exempt from registration thereunder;

•

in the case of the subordinated debt securities, no event or condition may exist that, under the provisions described under “—Subordination Provisions” above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an officers’ certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

If we ever fully defease your debt security, you will need to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the covenants described under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” above and certain other covenants relating to your debt security as provided for in the relevant indenture or described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those covenants. In the case of subordinated debt securities, you would be released from the subordination provisions on your subordinated debt security described under “—Subordination Provisions” above. In order to achieve covenant defeasance for any debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and covenant defeasance were not to occur.

If we accomplish covenant defeasance with regard to your debt security, the following provisions, among others, of the applicable indenture and your debt security would no longer apply:

•

if your debt security is a senior debt security, our promise not to take certain actions with respect to our major constituent banks as described above under “—Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks;”

•	any covenants that your prospectus supplement may state are applicable to your debt security;

•	the events of default resulting from a breach of covenants, described below under “—Events of Default and Defaults;” and

•	with respect to subordinated debt securities, the subordination provisions described under “—Subordination Provisions” above.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

You will have special rights if a default or an event of default with respect to your debt security occurs and is not cured, as described in this subsection. You should note that under each indenture, we may change, eliminate, or add to provisions related to defaults or events of default with respect to any particular series or any particular debt security or debt securities within a series, under certain circumstances. Any such changes will be described in the prospectus supplement applicable to your debt security.

Events of Default under the Senior Debt Indenture

When we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	failure to pay principal of or any premium on any senior debt security of that series when due;

•	failure to pay any interest on any senior debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any senior debt security of that series;

•

failure to perform any other covenant in the senior debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding senior debt securities;

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank;

•

failure to pay any portion of the principal when due of any indebtedness of ours or any major constituent bank in excess of $25,000,000, or acceleration of the maturity of any such indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 60 days after due notice (provided that any such failure or acceleration shall not be deemed to be an event of default if and for so long as we or the applicable major constituent bank contests the validity of the failure or acceleration in good faith by appropriate proceedings); and

•	any other event of default provided with respect to senior debt securities of that series which will be described in the applicable prospectus supplement for that series.

Events of Default and Defaults under the Subordinated Debt Indenture

When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank.

When we refer to a default with respect to any series of subordinated debt securities, we mean:

•	failure to pay principal of or any premium on any subordinated debt security of that series when due;

•	failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

•

failure to perform any other covenant in the subordinated debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding subordinated debt securities;

•	any event of default; and

•	any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

Remedies upon an Event of Default or Default

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding debt securities may accelerate the maturity of such debt securities. Additionally, the senior debt indenture provides that in the event of the filing for bankruptcy by us or any major constituent bank or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank, the maturity of the outstanding senior debt securities will accelerate automatically. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities may, under circumstances set forth in the relevant indenture, rescind the acceleration if we have deposited monies on account of certain overdue amounts with the trustee.

With respect to subordinated debt securities, if a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

Subject to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of the debt securities issued thereunder, unless the holders of such debt securities shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

•	you must have given the trustee written notice of a continuing event of default or defaults;

•

the holders of at least 25% of the aggregate principal amount of all relevant outstanding debt securities of your series must make a written request of the trustee to take action because of the event of default or default, as the case may be, and must have offered reasonable indemnification to the trustee against the cost, liabilities and expenses of taking such action;

•	the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

•	no contrary notice shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the securities of your series.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

We will furnish to the trustee annually a statement as to our performance of our obligations under the indentures and as to any default in performance.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indentures and Waiver of Covenants

Certain limited modifications of the indentures may be made without obtaining the consent of the holders of the relevant debt securities. Other modifications and amendments of the indentures may be made only with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities affected by those modifications and amendments. However, a modification or amendment affecting securities issued under the senior debt indenture or the subordinated debt indenture requires the consent of the holder of each outstanding debt security under the relevant indenture affected if it would:

•	change the stated maturity of the principal or interest of any security;

•	reduce the principal amounts of, any premium or interest on, any security or change the currency in which any such amounts are payable;

•	change the place of payment on a security;

•	impair the right to institute suit for the enforcement of any payment on any security on or after its stated maturity or redemption date;

•	reduce the percentage of holders whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

•	modify the provisions dealing with modification and waiver of the indenture.

In addition, no modification or amendment to the subordinated debt indenture that affects the superior position of the holders of senior indebtedness shall be effective against any holder of senior indebtedness unless the holder shall have consented to the modification or amendment.

The holders of 66 2 /3% in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security affected.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of relevant outstanding debt securities that are entitled to take any action under the relevant indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the relevant debt securities. If a record date is set for any action to be taken by holders of debt securities, such action may be taken only by persons who are holders of relevant outstanding debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it set the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance;” or

•	we or one of our affiliates is the beneficial owner.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Form, Exchange and Transfer of Debt Securities in Registered Form

If any debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary, e.g. DTC, Euroclear or Clearstream, will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “—Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each February 15 and August 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the February 1 or August 1 next preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Business Day. Unless we specify otherwise in the applicable prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah or New York City generally are authorized or required by law or executive order to close;

•

if the debt security is a floating rate debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•

if the debt security either is a floating rate debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any debt security with regard to any relevant date other than one that falls on the maturity date:

•

“Following business day convention” means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•

“Modified following business day convention” means, for any interest payment date, other than the stated maturity date, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•

“Following unadjusted business day convention” means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed.

•

“Modified following unadjusted business day convention” means, for any interest payment date, other than the stated maturity date, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including the original interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the succeeding calendar month, the date of payment with respect to the original interest payment date will be advanced to the business day immediately preceding such interest payment date.

In all cases, if the stated maturity date or any earlier redemption date or repayment date with respect to a debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Unless we specify otherwise in the applicable pricing supplement, payment of interest on your debt security will be governed by the following unadjusted business day convention.

Postponement of payments pursuant to the applicable business day convention will not result in a default under any debt security or the applicable indenture.

How We Will Make Payments Due

We will follow the practice described in this subsection when paying amounts due on the debt securities. All amounts due will be paid in U.S. dollars, unless we indicate otherwise in the applicable prospectus supplement.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Zions First National Bank, at its principal office in Salt Lake City, Utah, as the paying agent for the debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A., is initially serving as the trustee for both the senior debt securities and the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Under the indentures, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants or Other Rights We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of each warrant or rights agreement pursuant to which warrants or rights may be issued, the warrants or rights and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement or rights agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below. Owners of warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue warrants or other rights. We have no restriction on the number of warrants or rights or the number of distinct series of warrants or rights we may issue. We will issue each series of warrants under either a warrant or rights indenture or agreement. This section summarizes terms to be included in such indenture or agreement and terms of the warrants or rights that apply generally to the warrants or rights. We will describe the specific terms of your warrant or right in the applicable prospectus supplement. Those terms may vary from the terms described here.

Warrants

We may issue warrants, options or similar instruments for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Rights

We may also issue rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to each property described above as a “right property.”

We may satisfy our obligations, if any, and the holder of a right may satisfy its obligations, if any, with respect to any rights by delivering, among other things:

•	the right property;

•	the cash value of the right property; or

•	the cash value of the rights determined by reference to the performance, level or value of the right.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a right may deliver to satisfy its obligations, if any, with respect to any rights.

Agreements

Each series of warrants or rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of warrants or rights will identify the name and address of the warrant or rights agent, if any. Warrants or rights in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

General Terms of Warrants or Rights

The prospectus supplement will describe the terms of the series of warrants or rights in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which the warrants or rights may be purchased;

•

the designation and terms of any securities with which the warrants or rights are issued and in that event the number of warrants or rights issued with each security or each principal amount of security;

•	the date, if any, on which the warrants or rights and any related securities will be separately transferable;

•	whether the warrants or rights are to be sold separately or with other securities, as part of units or otherwise;

•	any securities exchange or quotation system on which the warrants or rights or any securities deliverable upon exercise of such securities may be listed;

•	whether the warrants or rights will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. Federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants or rights.

Warrant or rights certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants or rights are not separately transferable from any securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant or right exercisable for other securities or other property, securityholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants or Rights

If any warrant or right is exercisable for other securities or other property, the following provisions will apply. Each such warrant or right may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants or rights as may otherwise be stated in the prospectus supplement. After the close of business on any applicable expiration date, unexercised warrants or rights will become void.

Warrants or rights may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under “Legal Ownership and Book-Entry Issuance,” by delivery of an exercise notice for those warrants or rights, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants or rights represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants or rights.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants or rights.

Antidilution Provisions

In the case of warrants or rights to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•

the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants or rights. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant or right exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant or right exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and any agent for any series of warrants or rights may amend any warrant or rights agreement and the terms of the related warrants or rights by executing a supplemental agreement, without any such warrantholders’ or rightholders’ consent, for the purpose of:

•

curing any ambiguity or any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant or rights certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•	appointing a successor depository, if the securities are issued in the form of global securities;

•	evidencing a successor agent’s acceptance of appointment with respect to any securities;

•	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•	issuing warrants or rights in definitive form, if such securities are initially issued in the form of global securities; or

•

amending the agreement and the warrants or rights as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders or rightholders in any material respect.

We and any agent for any series of warrants or rights may also amend any agreement and the related warrants or rights by a supplemental agreement with the consent of the holders of a majority of the warrants or rights of any series affected by such amendment, for the purpose of adding, modifying or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants or rights. However, no such amendment that:

•	reduces the number or amount of securities receivable upon any exercise of any such security;

•	shortens the time period during which any such security may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders or rightholders in any material respect; or

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants or rights;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Any agreement with respect to warrants or rights will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of securities, however, we may not take any of these actions unless all of the following conditions are met:

•

if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants or Rights

Any agent for any series of warrants or rights will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant or right, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant or right exercisable for any property.

Replacement of Certificates

We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Zions, any agents for any series of warrants or rights and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants or rights so requested, despite any notice to the contrary. See “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Stock Purchase Contracts We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own stock purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the stock purchase contracts, the purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

We may issue stock purchase contracts including contracts obligating holders to purchase from us and us to sell to the holders a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Zions of shares of the underlying security or property or it may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Zions’ benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Zions’ security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property are made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Zions or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described the applicable prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Our Capital Stock,” “Description of Warrants or Other Rights We May Offer” and “Description of Stock Purchase Contracts We May Offer,” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, warrants and capital securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

•

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities in Registered Form” and “Description of Debt Securities We May Offer—Notices.”

DESCRIPTION OF OUR CAPITAL STOCK

Please note that in this section entitled “Description of Our Capital Stock,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of our capital stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of our capital stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following summary description of our capital stock is based on the provisions of our restated articles of incorporation, as amended, or articles of incorporation, and restated bylaws, or bylaws, and the applicable provisions of the Utah Revised Business Corporation Act, or the UBCA. This description is not complete and is subject to, and is qualified in its entirety by reference to our articles of incorporation, bylaws and the applicable provisions of the UBCA. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

Authorized Capital

Our articles of incorporation authorize us to issue 353,000,000 shares of capital stock, without par value, of which:

•	350,000,000 shares are designated as common stock, approximately 115,336,203 shares of which were outstanding as of March 26, 2009; and

•	3,000,000 shares are designated as preferred stock,

•

240,000 shares of which are designated as Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), all of which were issued and outstanding as of the date of this prospectus;

•

150,000 shares of which are designated as 9.50% Series C Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), 46,949.275 of which were issued and outstanding as of the date of this prospectus; and

•	1,400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series D (“Series D Preferred Stock”), all of which were issued and outstanding as of the date of this prospectus,

in each case with a liquidation preference of $1,000 per share of preferred stock.

Common Stock

We may offer from time to time shares of our common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Voting Rights

Unless otherwise provided in our articles of incorporation in the UBCA, or other applicable law, the holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

Certain Provisions of Utah Law and of Our Articles of Incorporation and Bylaws

Zions is incorporated under the laws of the State of Utah and, accordingly, the rights of our shareholders are governed by our articles of incorporation, our bylaws and the laws of the State of Utah, including the UBCA.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classification of the Board of Directors. Our articles of incorporation currently divide our board of directors into three classes as nearly equal in size as possible. Any effort to obtain control of our board by causing the election of a majority of the board may require more time than would be required without a staggered election structure. At our 2009 Annual Meeting, our shareholders will be asked to adopt an amendment to our articles of incorporation eliminating the classified structure of the board and removing the two-thirds voting requirement for changes in board classification. No assurances can be given as to the outcome of the proposed vote. If adopted by two-thirds of the outstanding voting stock entitled to vote thereon, declassification of the board would be phased-in beginning in 2010.

Provisions Regarding Election/Removal of Directors. Our articles of incorporation provide that, while shareholders generally may act by written consent, consents from 100% of our shareholders are required to elect directors by written consent. Our articles of incorporation and bylaws do not authorize cumulative voting for directors.

Our bylaws also provide that a vacancy on the board of directors may be filled by the shareholders or the board of directors. However, if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. Our articles of incorporation further provide that, while the shareholders may remove any director for or without cause, it may only be done with the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings. Our bylaws specify a procedure for shareholders to follow in order to bring business before an annual meeting of the shareholders. Generally, notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of Zions at any annual meeting of shareholders must be delivered to Zions at least 120 days, but not more than 150 days, prior to the date Zions’ proxy statement was released to shareholders in connection with the annual meeting for the preceding year. The notice must also provide certain information set forth in Zions’ bylaws.

Restrictions on Certain Business Transactions. Our articles of incorporation provide that certain business transactions with a person who owns, directly or indirectly, over 10% of our outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. Zions is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Zions’ voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares.

Blank Check Preferred Stock. Our articles of incorporation provide for 3,000,000 shares of preferred stock. As of the date of this prospectus, we had issued and outstanding 240,000 shares of our Series A Preferred Stock,

46,949.275 shares of our Series C Preferred Stock and 1,400,000 shares of our Series D Preferred Stock, in each case with a $1,000 liquidation preference per share. The existence of authorized but unissued shares of preferred may enable the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Zions, the board could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Zions.

Supermajority Vote for Certain Amendments to Articles of Incorporation

Our articles of incorporation provide that they may be amended or repealed as permitted by Utah law. The UBCA permits an amendment of the articles of incorporation by approval of a majority of the board of directors and a majority of the outstanding common stock entitled to vote. However, our articles of incorporation further provide that any amendment to Articles IX (regarding the classified board), X (regarding quorum requirement and management of Zions by the board) and XVI (regarding amendment of our articles of incorporation) requires approval by two-thirds of the outstanding shares, and amendment of Article XVII (regarding business transactions with related persons) requires approval by 80% of the outstanding shares. As discussed above under “—Certain Anti-Takeover Matters—Classification of the Board of Directors,” our shareholders will be asked at our 2009 Annual Meeting to adopt an amendment to our articles of incorporation removing the supermajority voting requirement with respect to Article IX. No assurances can be given as to the outcome of the proposed vote.

Indemnification and Liability Elimination Provisions

Under our articles of incorporation, directors are not personally liable to us or our shareholders for monetary damages for breaches of fiduciary duty as a director, except (1) for breach of the director’s duty of loyalty to Zions or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (3) any transaction from which the director derived an improper personal benefit.

The UBCA and our bylaws provide that we may indemnify a director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Zions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Listing; Exchange, Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Global Select Market. The transfer agent and registrar for our common stock is Zions First National Bank.

Preferred Stock

Series A Preferred Stock

The Series A Preferred Stock was issued in December 2006 in the form of 9,600,000 depositary shares with each depositary share representing a  1/40th ownership interest in a share of the preferred stock. Dividends are non-cumulative and are computed at an annual rate equal to the greater of three-month LIBOR plus 0.52%, or 4.0%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series A Preferred Stock rank senior to our common stock, equally with our Series C Preferred Stock and Series D Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series A Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is not redeemable prior to December 15, 2011. On and after that date, the Series A Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve Board.

Voting Rights

Except as required by law and as provided below, the holders of the Series A Preferred Stock have no voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends. If and whenever dividends on any shares of the Series A Preferred Stock or any class or series of voting parity stock (as defined below) have not been declared and paid in an aggregate amount at least equal, as to any such class or series, to the amount of dividends payable on such class and series at its stated dividend rate for a period of six dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the number of directors then constituting our board will be increased by two. Holders of all classes and series of any voting parity stock as to which a Nonpayment exists are entitled to vote as a single class for the election of the two additional members of our board of directors (the “Preferred Directors”), but only if the election of any such directors would not cause us to violate the listing standards of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) or the rules and regulations of any other regulatory or self-regulatory body. In addition, our board of directors will at no time include more than two Preferred Directors. As used herein, “voting parity stock” means each class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and has voting rights similar to those described in this paragraph, which in this case includes both our Series C Preferred Stock and our Series D Preferred Stock.

In the event of a Nonpayment, at the written request of any holder of record of at least 20% of the outstanding shares of any voting parity stock with respect to which a Nonpayment exists addressed to our Secretary at our principal office, our Secretary will call a special meeting of the holders of all voting parity stock with respect to which a Nonpayment exists for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election will be held at such next annual or special meeting of shareholders). So long as these voting rights have not ceased, holders of any and all voting parity stock with respect to which a Nonpayment exists voting as a single class will continue to elect such directors at each subsequent annual meeting.

If and when full dividends have been paid for at least four dividend periods following a Nonpayment on any class or series of voting parity stock as to which a Nonpayment exists or existed, the foregoing voting rights will cease with respect to that class or series (subject to revesting in the event of each subsequent Nonpayment). If and when full dividends have been paid for at least four dividend periods on all classes and series of voting parity stock as to which a Nonpayment exists or existed, the term of office of each Preferred Director so elected will immediately terminate and the number of directors on the board of directors will automatically decrease by two.

Other Voting Rights. So long as any shares of Series A Preferred Stock remain outstanding:

•

the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of Series A Preferred Stock and any class or series of preferred stock that ranks on a parity with such series of preferred stock as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of Zions (which in this case would include our Series C Preferred Stock and Series D Preferred Stock), voting together as a class, is required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Zions; and

•

the affirmative vote or consent of the holders of at least two-thirds of all shares of such series of preferred stock at the time outstanding, voting separately as a class, is required to amend any provisions of Zion’s articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of such series of preferred stock, taken as a whole.

Series C Preferred Stock

The Series C Preferred Stock offering was completed on July 2, 2008. The offering was issued in the form of 1,877,971 depositary shares representing a  1/40th ownership interest in a share of the preferred stock. Dividends are non-cumulative and are computed at a rate per annum equal to 9.50%. Dividend payments are made on the 15th day of March, June, September, and December.

Ranking

Shares of the Series C Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock and Series D Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Zions, holders of the Series C Preferred Stock are entitled to receive out of assets of Zions available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of junior stock, a liquidating distribution in the amount of the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Zions are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and all holders of any other shares of parity stock, the amounts paid to the holders of Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and to the holders of all parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other shares of parity stock, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is not redeemable prior to September 15, 2013. On and after that date, the Series C Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share) and an amount equal to the dividend for the then-current quarterly dividend period (whether or not declared but without accumulation of any undeclared dividends for prior periods) accrued to but excluding the date of redemption. Holders of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Preferred Stock is subject to prior approval of the Federal Reserve.

Voting Rights

The voting rights of holders of the Series C Preferred Stock are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights.”

Series D Preferred Stock

The Series D Preferred Stock was issued on November 14, 2008 to the U.S. Department of the Treasury (the “U.S. Treasury”) with an aggregate liquidation preference of $1.4 billion. The Emergency Economic Stabilization Act of 2008 authorized the U.S. Treasury to appropriate funds to eligible financial institutions participating in the Troubled Asset Relief Program Capital Purchase Program. The capital investment includes the issuance of preferred shares of the Company and a warrant to purchase common shares pursuant to a Letter Agreement and a Securities Purchase Agreement (collectively, the “TARP Agreement”). Cumulative dividends accrue at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. Dividend payments are made on the 15th day of February, May, August and November. The TARP Agreement subjects us to certain restrictions and conditions including those related to common dividends, share repurchases, executive compensation, and corporate governance.

Ranking

Shares of the Series D Preferred Stock rank senior to our common stock, equally with our Series A Preferred Stock and Series C Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock and any other class or series whose vote is required) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of Zions, whether voluntary or involuntary, holders of the Series D Preferred Stock are entitled to receive for each share of Series D Preferred Stock, out of the assets of Zions or proceeds thereof (whether capital or surplus) available for distribution to shareholders of Zions, subject to the rights of any creditors of Zions, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock and any other stock of the Zions ranking junior to the Series D Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) $1,000 per share and (ii) the amount of any accrued and unpaid dividends, whether or not declared, to the date of payment (such amounts collectively, the “liquidation preference”).

If in any such distribution, the assets of Zions or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of Zions ranking equally with Series D Preferred Stock as to such distribution, holders of Series D Preferred Stock and the holders of such other stock will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

If the liquidation preference has been paid in full to all holders of Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of Zions ranking equally with the Series Preferred Stock as to such distribution has been paid in full, the holders of our other stock are entitled to receive all of our remaining assets (or proceeds thereof) according to their respective rights and preferences.

Redemption

The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Shares of Series D Preferred Stock are redeemable at our option at 100% of their liquidation preference or $1,000 per share plus accrued and unpaid dividends, whether or not declared; provided, however, that such shares may be redeemed prior to November 15, 2011 only if (i) we have raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined below) in excess of $350 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

“Qualified Equity Offering” means the sale and issuance for cash by us to persons other than Zions or its subsidiaries after November 14, 2008, of shares of perpetual preferred stock, common stock or any combination of such stock, that, in each case, qualify as and may be included in Tier I capital of Zions at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

Holders of Series D Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Preferred Stock is subject to prior approval of the Federal Reserve.

Voting Rights

Except as required by law and as provided below, the holders of the Series D Preferred Stock have no voting rights.

Right to Elect Two Directors Upon Non-Payment of Dividends. The voting rights of the Series D Preferred Stock in the event of our nonpayment of dividends on the Series D Preferred Stock for an aggregate of six quarterly dividend periods or more, whether or not consecutive, are substantially the same as holders of the Series A Preferred Stock. See “—Series A Preferred Stock—Voting Rights—Right to Elect Two Directors Upon Non-Payment of Dividends.”

Other Voting Rights. So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, is necessary for effecting or validating:

•

any amendment or alteration of the articles of amendment for the Series D Preferred Stock or our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series D Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding;

•

any amendment, alteration or repeal of any provision of the articles of amendment for the Series D Preferred Stock or our articles of incorporation (including, unless no vote on such merger or consolidation is required as provided below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series D Preferred Stock, or of our merger or consolidation with another corporation or other entity, unless in each case:

•

the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and

•

such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series D Preferred Stock immediately prior to such consummation, taken as a whole.

TARP Warrant

On November 14, 2008, we issued and sold to the U.S. Treasury, in connection with the issuance and sale of the Series D Preferred Stock, a ten-year warrant (the “TARP Warrant”) to purchase up to 5,789,909 shares of our common stock at an exercise price of $36.27 per share. As of the date of this prospectus, we have no warrants other than the TARP Warrant outstanding. See “—Preferred Stock—Series D Preferred Stock.”

Rights as a Shareholder

The warrantholder has no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the TARP Warrant has been exercised.

Adjustments to the TARP Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations

The number of shares for which the TARP Warrant may be exercised and the exercise price applicable to the TARP Warrant will be proportionately adjusted in the event we pay dividends or make distributions on our common stock in hares of common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment

Until the earlier of November 14, 2011 and the date the U.S. Treasury no longer holds the TARP Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the TARP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, as amended (the “Securities Act”) or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of November 14, 2008.

Other Distributions

If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the TARP Warrant will be adjusted to reflect such distribution.

Certain Repurchases

If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the TARP Warrant and the exercise price will be adjusted.

Business Combinations

In the event of a merger, consolidation or similar transaction involving Zions and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the TARP Warrant will be converted into the right to exercise the TARP Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the TARP Warrant may be exercised, as if the TARP Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our restated articles of incorporation, as amended, which we will refer to as our articles of incorporation. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the articles of amendment related to that series. We will file the articles of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our articles of incorporation authorize us to issue 3,000,000 shares of preferred stock, without par value. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors or a duly authorized committee thereof. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. Upon issuance of a particular series of preferred stock, our board of directors, or a duly authorized committee thereof, is authorized to specify:

•	the serial designation of the series and the number of shares to be included in such series;

•	dividend rights for the series (which may be cumulative or non-cumulative) and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible or exchangeable, the terms and conditions of conversion or exchange;

•	voting rights;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

The board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Please see “Description of Our Capital Stock—Authorized Capital” and “Description of Our Capital Stock—Preferred Stock” for a description of our authorized and issued preferred stock.

Specific Terms of a Series of Preferred Stock We May Offer

The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the applicable prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Conversion or Exchange Rights

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement. Before exercising its option to redeem any shares of preferred stock, we will obtain the approval of the Federal Reserve Board if then required by applicable law.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Zions, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment establishing the series; or

•	as required by applicable law.

Under existing interpretations of the Federal Reserve Board, if the holders of preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears, the preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock, or a holder of 5% or more of the preferred stock that is otherwise a bank holding company, may then be regulated as a “bank holding company” with respect to Zions Bancorporation in accordance with the Bank Holding Company Act. In addition, at the time holders of preferred stock become entitled to such voting rights:

•

any bank holding company or foreign bank with a U.S. presence would generally be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or retain 5% or more of the preferred stock; and

•

any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the U.S. Change in Bank Control Act of 1978 to acquire or retain 10% or more of the preferred stock.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our articles of incorporation and in the articles of amendment; and

•	as otherwise required by law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of Depositary Shares We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

Fractional Shares or Multiple Shares of Preferred Stock

We may elect to offer fractional shares or some multiple of shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share or an interest in multiple shares of preferred stock as described in the applicable prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share or interest in multiple shares of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depository shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock underlying the depositary shares is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of ours or debt or equity securities of one or more third parties, the following will apply unless we indicate otherwise in your prospectus supplement. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of ours or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of ours or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date, which will be the same date as the record date for the related preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. To the extent possible, the depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither the depositary nor Zions will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Zions and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Zions, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Legal Ownership and Book-Entry Issuance.”

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

THE ISSUER TRUSTS

The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding junior subordinated debentures, a related expense agreement and the guarantees.

Each Issuer Trust is a statutory trust formed under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with the registration statement of which this prospectus forms a part. The trust agreements will be qualified as indentures under the Trust Indenture Act.

Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities.” In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to us, which we call “trust common securities.” All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities.”

Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the “corresponding junior subordinated debentures.” The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities.”

Each Issuer Trust will own only such series of corresponding junior subordinated debentures as it purchases with the funds received by it in connection with sale of the applicable trust securities. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its related capital securities.

Each Issuer Trust will also be a party to an expense agreement with us. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Description of Capital Securities and Related Instruments—Subordination of Trust Common Securities.” We will acquire trust common securities in an aggregate liquidation amount equal to 3% of the total capital of each Issuer Trust or such other amount as may be specified in the applicable prospectus supplement. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

Under certain circumstances, we may dissolve an Issuer Trust and, after satisfaction of the liabilities to creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

We may need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to dissolve one or more of the Issuer Trusts. A more detailed description is provided under the heading “Description of Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution.”

Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may dissolve earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	except as provided below, we, as holder of the trust common securities, will appoint the trustees;

•

the trustees for each Issuer Trust will be The Bank of New York Mellon Trust Company, N.A., as property trustee and BNY Mellon Trust of Delaware, as Delaware trustee, and two or more individual administrative trustees who are employees or officers of or affiliated with us. These trustees are also referred to as the “Issuer Trust trustees.” The Bank of New York Mellon Trust Company, N.A., as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will also act as trustee under the guarantees and the junior indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debentures;”

•

if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, we, as the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only we, as the holder of the trust common securities, have the right to vote to appoint, remove or replace the administrative trustees for the applicable Issuer Trust;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•

we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

The principal executive office of each Issuer Trust is c/o Zions Bancorporation, One South Main Street, 15th Floor, Salt Lake City, Utah 84133 and its telephone number is (801) 524-4787.

DESCRIPTION OF CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments” and the following sections of this prospectus entitled “Description of Junior Subordinated Debentures,” “Description of Guarantees” and “Relationship Among the Capital Securities and the Related Instruments,” references to Zions Bancorporation, Zions, “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section and the following sections of this prospectus indicated above, references to “holders” mean those who own capital securities registered in their own names, on the books that the Issuer Trust or the securities registrar maintain for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The trust agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred undivided beneficial interests in the assets of the Issuer Trust that sold them. A more complete discussion appears under the heading “—Subordination of Trust Common Securities.” Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

The capital securities of an Issuer Trust will rank on parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “—Subordination of Trust Common Securities.” Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See the section of this prospectus entitled “Description of Guarantees” for additional information.

Each Issuer Trust May Issue Series of Capital Securities With Different Terms

Each Issuer Trust may issue one distinct series of capital securities. This section summarizes terms of the securities that apply generally to all series of capital securities. The provisions of the trust agreements allow the Issuer Trusts to issue series of capital securities with terms different from the other Issuer Trusts. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your capital security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital security.

When we refer to a series of capital securities, we mean a series issued under the applicable trust agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

The trust agreements do not limit the aggregate amount of capital securities that may be issued or the aggregate amount of any particular series. We and the Issuer Trusts may issue capital securities and other securities at any time without your consent and without notifying you. We may also “reopen” a previously issued series of capital securities and issue additional capital securities of that series.

The trust agreements and the capital securities do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities.

In the future, we may form additional trusts or other entities similar to the Issuer Trusts, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue subordinated debt securities under the subordinated debt indenture to those other issuer entities and guarantees under a guarantee agreement with respect to the securities they issue. We may also enter into expense agreements with those other issuers. The subordinated debt securities and guarantees we issue (and expense agreements we enter into) in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

Distributions

Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement), and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions on the capital securities are payable is not a business day, payment of that distribution will be made on the next business day and without any interest or other payment in connection with this delay except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day. In either case, the payment will have the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date.” A “business day” means, for any capital security, any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, San Francisco, California or New York City generally are authorized or required by law or executive order to close or a day on which the corporate trust office of the property trustee or the trustee under the junior subordinated indenture, referred to in this prospectus as the debenture trustee, is closed for business.

Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (30/360 (ISDA) day count convention) unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.

If interest payments on the corresponding junior subordinated debentures are deferred by us, distributions on the related capital securities will be correspondingly deferred, but will continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See the section of this prospectus entitled “Description of Junior Subordinated Debentures—Option to Defer Interest Payments.”

The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See the section of this prospectus entitled “Description of Junior Subordinated Debentures—Corresponding Junior Subordinated Debentures” for additional information. If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading “Description of Guarantees.”

Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance.” In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date 15 days prior to the relevant distribution date (whether or not a business day), unless otherwise specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at their stated maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount, which term we define below, of the capital securities, upon not less than 30 nor more than 60 days notice. Unless provided otherwise in the applicable prospectus supplement, the redemption will occur at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See the section of this prospectus entitled “Description of Junior Subordinated Debentures—Redemption” for additional information. If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•

at any time, in whole but not in part, upon the occurrence of a tax event or capital treatment event, which terms we define below or under “Description of Junior Subordinated Debentures— Redemption;” or

•	as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

Distribution of Corresponding Junior Subordinated Debentures

Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause to be distributed in respect of each series of capital securities and trust common securities issued by the Issuer Trust, to the holders of such trust securities, a like amount (as defined below) of the corresponding junior subordinated debentures in liquidation of the Issuer Trust.

Tax Event or Capital Treatment Event Redemption

If a tax event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole but not in part and thereby cause a mandatory redemption of the capital securities and trust common securities in whole but not in part at the redemption price within 90 days following the occurrence of the tax event or capital treatment event. If a tax event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to dissolve the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

General

The term “like amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount, which term we define below, equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

The term “liquidation amount” means the stated amount per trust security of $25, or another stated amount set forth in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•

any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable record holders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 calendar days prior to the liquidation date, as specified in the applicable prospectus supplement.

There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Trust Common Securities.”

If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Legal Ownership and Book-Entry Issuance” below. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the payment of the redemption price will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “Description of Guarantees,” distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, including, without limitation, U.S. federal securities law, we or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 calendar days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the applicable redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $25 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

If we exercise an option to redeem any capital securities, notice of such redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address by the property trustee. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities. However, if on any distribution date, redemption date or liquidation date a debenture event of default (as defined below under “Description of Junior Subordinated Debentures—Events of Default”) has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all of the Issuer Trust’s outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Issuer Trust’s outstanding capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default (as defined under “Description of Junior Subordinated Debentures—Events of Default”), we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such Issuer Trust’s capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the applicable capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•

the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as holder of the common securities, have given written direction to the property trustee to dissolve the Issuer Trust. This written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities in connection with the redemption of all of the junior subordinated securities; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

If dissolution occurs as described in the second, third or fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrative trustees not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, an amount which we refer to as the “liquidation distribution.” If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

Events of Default; Notice

The following events will be “events of default” with respect to each series of capital securities issued under a trust agreement:

•	any debenture event of default with respect to the corresponding junior subordinated debentures (see “Description of Junior Subordinated Debentures—Events of Default”);

•	default for 30 days by the Issuer Trust in the payment of any distribution on any capital security of such series or any trust common security of such Issuer Trust;

•	default by the Issuer Trust in the payment of any redemption price of any capital security of such series or any trust common security of such Issuer Trust;

•

failure by the Issuer Trust trustees for 60 days in performing in any material respect any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

Within five business days after the occurrence of any event of default with respect to a series of capital securities actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of such capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each trust agreement.

If a debenture event of default has occurred and is continuing with respect to a series of corresponding junior subordinated debentures, the series of related capital securities will have a preference over the related trust common securities of the relevant Issuer Trust as described above. See “—Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Whenever we refer to a debenture event of default in connection with any series of capital securities, we mean a debenture event of default with respect to the corresponding junior subordinated debentures.

Removal of Issuer Trust Trustees

Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the Issuer Trust’s trust common securities. If a debenture event of default has occurred and is continuing with respect to a series of capital securities, the property trustee and the Delaware trustee may be removed under the applicable trust agreement by the holders of a majority in liquidation amount of the outstanding capital securities of such series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default with respect to a series of capital securities issued under a trust agreement has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone will have the power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below and under “—Liquidation Distribution Upon Dissolution.” An Issuer Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to its capital securities; or

•

substitutes for the capital securities of the Issuer Trust other securities having substantially the same terms as the capital securities, referred to as the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•

the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities of the Issuer Trust to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities of the Issuer Trust, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•

the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities of the Issuer Trust, including any successor securities, in any material respect; and

•

following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•

we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Zions, nor are there any provisions that require the repurchase of any capital securities upon a change in control of Zions.

The junior indenture does not restrict Zions’ ability to participate in a merger or other business combination or any other transaction, except to the limited extent described below under “Description of Junior Subordinated Debentures—Consolidation, Merger, Sale of Assets and Other Transactions.”

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will not be taxable as a corporation or classified for U.S. federal income tax purposes other than as a grantor trust at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act,

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the capital securities issued under the trust agreement; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities issued under the trust agreement.

Each trust agreement may be amended by the related Issuer Trust trustees and us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•

receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of the holder of each affected trust security issued under the trust agreement, the trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default with respect to the corresponding junior subordinated debentures that is waivable under the junior indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•

consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the Issuer Trust;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities affected. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the relevant capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

Unless otherwise set forth in the applicable prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading “Legal Ownership and Book-Entry Issuance—What is a Global Security?”

Payment and Paying Agency

Payments in respect of capital securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance—What is a Global Security?” If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be Zions First National Bank. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that Zions First National Bank is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligence or willful misconduct.

Miscellaneous

The property trustee, the Delaware trustee and the administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of Zions for U.S. federal income tax purposes. In addition, we, the property trustee and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we, the property trustee or the administrative trustees determine in that person’s discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

Please note that in this section entitled “Description of Junior Subordinated Debentures,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own junior subordinated debentures registered in their own names, on the books that we or the debenture trustee maintain for this purpose, and not those who own beneficial interests in the junior subordinated debentures registered in street name or in junior subordinated debentures issued in book-entry form through one or more depositaries. Owners of beneficial interests in the junior subordinated debentures should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under the indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, as may be supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as trustee. The indenture is referred to as the “junior indenture” and the related trustee is referred to as the “debenture trustee.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our “senior indebtedness,” as defined in the junior indenture. See “—Subordination of Junior Subordinated Debentures.”

The junior subordinated debentures will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be contractually subordinate and junior in right of payment to all of our senior indebtedness, as that term is defined in the junior indenture and summarized below. In addition, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the junior subordinated debentures and senior indebtedness with respect to those assets will be subject to the contractual subordination of the junior subordinated debentures.

The junior indenture places no limitation on the amount of additional senior indebtedness, whether secured or unsecured, or junior subordinated debentures that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness or junior subordinated debentures. See “—Subordination of Junior Subordinated Debentures” and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

The junior indenture does not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof. We may also “reopen” a previously issued series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures, which will include some or all of the following, as applicable:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures must be paid;

•	the interest rate or rates, if any, applicable to the junior subordinated debentures;

•	the dates on which any such interest will be payable;

•	our right, if any, to defer or extend an interest payment date;

•	the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under “—Denominations, Registration and Transfer,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

•

any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder’s option or at our option;

•

the obligation or the right, if any, of Zions or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of integral multiples of $25, the denominations in which any junior subordinated debentures will be issued;

•

any additions, modifications or deletions in the events of default under the junior indenture or covenants of Zions specified in the junior indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the junior subordinated debentures’ principal amount that will be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

•	whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the junior subordinated debentures;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	any additions or changes to the form of trust agreement, guarantee agreement and expense agreement entered into in connection with respect the junior subordinated debentures;

•

the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Zions in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other terms of the junior subordinated debentures which could be different from those described in this prospectus.

Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the debenture trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See “—Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion. The junior indenture provides that we and the debenture trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See “—Modification of the Junior Indenture” below for a more detailed discussion.

The applicable prospectus supplement will summarize specific financial and other terms of the particular series of junior subordinated debentures, while this prospectus describes terms that apply generally to all junior subordinated debentures. Consequently, the terms described in the applicable prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in the applicable prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Denominations, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $25 and any integral multiple of $25. Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the debenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•

issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•

transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period,” subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. Prior to the termination of any applicable extension period, we may further defer the payment of interest (subject to the terms, conditions and covenants, if any, specified in the prospectus supplement), but not beyond the specified number of interest payment periods or the stated maturity of the junior subordinated debentures.

As a consequence of any such deferral, distributions on the capital securities would be deferred and would not result in any default (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures;

in each case, other than:

•

repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable period during which we have elected to defer interest payments;

•

as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Zions) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

These restrictions will also apply if:

•

we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, or

•	the junior subordinated debentures are held by an Issuer Trust and we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

Unless otherwise indicated in the applicable prospectus supplement, in the event of an interest deferral with respect to any corresponding series of junior subordinated debentures, we must provide the debenture trustee notice of our election to defer interest at least one business day prior to the earlier of:

•	the next date distributions on the affected capital securities would have been payable except for the election to defer interest; and

•

the date the property trustee or the administrative trustees of the applicable Issuer Trust or both are required to give notice to any applicable self-regulatory organization or to holders of capital securities of the record date or the date such distributions are payable, but in any event not later than one business day prior to such record date.

Unless otherwise indicated in the applicable prospectus supplement, the property trustee with respect to the corresponding series of capital securities will give notice of our election to defer interest to the holders of the affected capital securities.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event in respect of a series of junior subordinated debentures or a capital treatment event has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event or capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

A “capital treatment event” means the reasonable determination by us that as a result of

•

any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•

any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws, rules or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve Board capital adequacy guidelines as then in effect.

A “tax event” means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•

the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

•

interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•

any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

•

any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

We may modify or amend the junior indenture with the consent of the debenture trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected, we may not:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

•

reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security or change the manner of calculating interest;

•	change the place of payment where, or the currency in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•

modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

•

no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

•

where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

We may, with the debenture trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

The following events will be “debenture events of default” with respect to each series of junior subordinated debentures:

•	default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

•	default in any principal or premium payment on any security of that series at maturity;

•	failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

•	we are given written notice by the debenture trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the debenture trustee;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for with respect to junior subordinated debentures of that series.

The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in the applicable prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the debenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest including any additional interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest including any additional interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder. We refer to this proceeding in this document as a direct action. We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Description of Capital Securities and Related Instruments—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•

if we are not the successor entity, the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture;

•

immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the debenture trustee.

The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee;

and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest, including any additional interest, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Subordination of Junior Subordinated Debentures

The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior indebtedness, which we define below. If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

As used in this prospectus, the term “senior indebtedness” means (1) our senior debt and (2) the allocable amounts of our senior subordinated debt. Each of these terms is defined as follows. The term “senior debt” means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior in right of payment to the junior subordinated debentures. Senior debt does not include:

•	any of our indebtedness that, when incurred and without respect to any election under section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us;

•	any of our indebtedness to any of our subsidiaries;

•	any of our indebtedness to any of our employees;

•	any other junior subordinated debentures issued pursuant to the junior indenture;

•	any of our trade accounts payable;

•	any accrued liabilities arising in the ordinary course of our business; and

•	our senior subordinated debt (to the extent such debt is not considered an “allocable amount”).

The term “senior subordinated debt” means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which it is outstanding, provides that it is subordinate and junior in right of payment to senior debt pursuant to subordination provisions substantially similar to those contained in the indenture governing our outstanding senior subordinated debt. Senior subordinated debt includes our outstanding securities titled as senior subordinated debt securities and any senior subordinated debt securities issued in the future with substantially similar subordination terms, but does not include our obligations related to Zions Capital Trust B’s 8.0% Capital Securities due September 1, 2032, Stockmen’s Statutory Trust II’s Floating Rate Capital Securities due March 26, 2033, and Stockmen’s Statutory Trust III’s Floating Rate Capital Securities due March 17, 2034 or junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures. Finally, the term “allocable amounts,” when used with respect to any senior subordinated debt, means the amount necessary to pay all principal, any premium and any interest on that senior subordinated debt in full less, if applicable, any portion of those amounts which would have been paid to, and retained by, the holders of senior subordinated debt, whether from us or any holder of or trustee for debt subordinated to that senior subordinated debt, but for the fact that such senior subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

Senior indebtedness includes certain of our obligations with respect to our outstanding senior securities titled as subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures.

In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets,

then all senior indebtedness, including any interest accruing after the commencement of any of the proceedings described above, must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise but for the subordination provisions be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest accruing after the commencement of any such proceedings, has been paid in full.

In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, which for this purpose includes the allocable amounts of subordinated debt, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

Trust Expenses

Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

Governing Law

The junior indenture is, and the junior subordinated debentures will be, governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

The debenture trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties.

Corresponding Junior Subordinated Debentures

The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of debenture events of default, as described under “—Modification of the Junior Indenture” and “—Events of Default,” unless provided otherwise in the prospectus supplement for such related capital securities.

Unless otherwise specified in the applicable prospectus supplement, if a tax event or a capital treatment event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event or capital treatment event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. We also have the right at any time to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See “Description of Capital Securities and Related Instruments—Redemption or Exchange—Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of such Issuer Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

we will pay to the Issuer Trust these additional sums (as defined under “Description of Capital Securities and Related Instruments—Redemption or Exchange”). We also have agreed, as to each series of corresponding junior subordinated debentures:

•

to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily dissolve, wind-up or liquidate any Issuer Trust, except:

•

in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

in either such case, if specified in the applicable prospectus supplement, upon prior approval of the Federal Reserve Board, if then required under applicable Federal Reserve Board capital guidelines or policies; and

•

to use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF GUARANTEES

Please note that in this section entitled “Description of Guarantees,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that we or the guarantee trustee maintain for this purpose, and not those who own beneficial interests in the capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the guarantees and the agreements as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee and each expense agreement, including the definitions therein, and the Trust Indenture Act. The forms of the guarantee and the expense agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee or expense agreement relates. Whenever particular defined terms of the guarantees or expense agreements are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General

A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution; and

•

the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “—Status of the Guarantees.”

If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “—Status of the Guarantees.”

The junior subordinated debentures and, in the case of junior subordinated debentures in bearer form, any related interest coupons, will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined in the junior indenture. In addition, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the junior subordinated debentures and senior indebtedness with respect to those assets will be subject to the contractual subordination of the junior subordinated debentures.

Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its related capital securities. See “Relationship Among the Capital Securities and the Related Instruments.”

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as corresponding junior subordinated debentures.

Each guarantee will rank equally with all other similar guarantees issued by us on behalf of the holders of capital securities issued by any issuer trust. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “Description of Capital Securities and Related Instruments—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related capital securities;

•	full payment of the amounts payable upon liquidation of the related Issuer Trust; or

•	the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our obligations under each expense agreement will be subordinated in right of payment to the same extent as the related junior subordinated debentures.

RELATIONSHIP AMONG THE CAPITAL SECURITIES

AND THE RELATED INSTRUMENTS

Please note that in this section entitled “Relationship Among the Capital Securities and the Related Instruments,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that we or the guarantee trustee maintain for this purpose, and not those who own beneficial interests in the capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described above under “Description of Guarantees.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

If we make payment on the corresponding subordinated junior subordinated debentures and the relevant Issuer Trust has funds available to make payments on its related capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the related guarantee to make these payments or to cause the Issuer Trust to make these payments. In the event an Issuer Trust receives payments on the corresponding subordinated junior debentures, but these funds are available for payment on the related capital securities only after claims made by creditors of the trust are paid, we would be obligated under the related expense agreement to pay those claims.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•

the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•

the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

•

we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.

Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

A default or event of default under any of our senior indebtedness would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.

Limited Purpose of Issuer Trusts

Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the assets of the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of any Issuer Trust involving our liquidation, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See “Description of Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any shareholder of ours receives payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We or the Issuer Trusts, as applicable, will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, agreement or other instrument relating to a security, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we or the Issuer Trusts will recognize only the depositary as the holder of the securities and we or the Issuer Trusts will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers. They are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we or the Issuer Trusts, as applicable, may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or the Issuer Trusts, as applicable, will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we or the Issuer Trusts, as applicable, will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, the obligations of the Issuer Trusts, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents, unit agents, or other agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. Neither we nor the Issuer Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we or the Issuer Trusts, as applicable, are issuing the securities only in global form.

For example, once we or the Issuer Trusts, as applicable, make a payment or give a notice to the holder, we or the Issuer Trusts, as applicable, have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or the Issuer Trusts want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we or the Issuer Trusts would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We or the Issuer Trusts, as applicable, will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we or the Issuer Trusts deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we or the Issuer Trusts select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as Euroclear;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We or the Issuer Trusts may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we or the Issuer Trusts, as applicable, may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We or the Issuer Trusts, as applicable, do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Issuer Trusts, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Issuer Trusts, the trustee and any warrant agents, unit agents or other agents also do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly (including Euroclear and Clearstream, if you hold through them when the depositary is DTC), may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We or the Issuer Trusts, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we or the Issuer Trusts, as applicable, issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security.”

The special situations for termination of a global security are as follows:

•

the depositary notifies us or the Issuer Trusts that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	we or the Issuer Trusts order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.

None of we, any Issuer Trust, the trustee for any debt securities, the warrant agent for any warrants, the unit agent for any units or any other applicable agent will be responsible for maintaining any records of ownership interests in a global security. If a global security is terminated, only the depositary, and not we, any Issuer Trust, the trustee for any debt securities, the warrant agent for any warrants, the unit agent for any units or any other applicable agent, is responsible for following the depositary’s procedures to determine the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those clearing systems, you may hold your interest directly in that clearing system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that clearing system.

If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

If Euroclear or Clearstream is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream hold interests in the global security as participants in DTC, then Euroclear and Clearstream will hold interests in the global security on behalf of the participants in their systems.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Issuer Trusts have control over those systems or their participants, and neither we nor the Issuer Trusts take responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SECURITIES ISSUED IN BEARER FORM

We or the Issuer Trusts, as applicable, may issue securities in bearer, rather than registered, form. If we do, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we or the Issuer Trusts, as applicable, issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we or the Issuer Trusts will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We or the Issuer Trusts will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•

the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “—Extensions for Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “—U.S. Tax Certificate Required.”

Unless we or the Issuer Trusts say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we or the Issuer Trusts, as applicable, may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we or the Issuer Trusts sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

We or the Issuer Trusts, as applicable, will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us, the Issuer

Trusts or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, neither we nor any Issuer Trust will exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we or the Issuer Trusts receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “—Limitations on Issuance of Bearer Debt Securities;”

•

is a foreign branch of a United States financial institution, as defined in applicable U.S. Treasury Regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•

is a financial institution holding for purposes of resale during the “restricted period,” as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we, the Issuer Trusts or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under “—Limitations on Issuance of Bearer Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their clearing systems, and ownership interests can be held and transferred only through those records. We or the Issuer Trusts, as applicable, will pay any amounts owing with respect to a bearer global security only to the common depositary.

None of we, the Issuer Trusts, the trustee or any agent will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the Issuer Trusts, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own a beneficial interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, neither we nor the Issuer Trusts will issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we or the Issuer Trusts, and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us, the Issuer Trusts or our designated agent. If any unmatured coupons are not surrendered, we, the Issuer Trusts or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we, the Issuer Trusts or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We and the Issuer Trusts may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If we or the Issuer Trusts are required to give notice to the holders of bearer securities, we or the Issuer Trusts will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and we expect that newspaper to be the d’Wort. If publication in Luxembourg is impractical, the publication will be made elsewhere in Western Europe. A notice of this kind will be presumed to have been received on the date it is first published. If we or the Issuer Trusts, as applicable, cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we or the Issuer Trusts will give notice in another form. That alternate form of notice will be deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We or the Issuer Trusts may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we or the Issuer Trusts may omit giving notice by publication.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the U.S. Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We and the Issuer Trusts will not issue bearer debt securities under which the holder has a right to purchase bearer debt securities in non-global form. Upon the holder’s purchase of any underlying bearer debt securities, those bearer debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global securities.

We and the Issuer Trusts will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable U.S. Treasury Regulations described above.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this subsection entitled “—Limitations on Issuance of Bearer Debt Securities,” the term “bearer debt securities” includes bearer debt securities that are part of units.

As used in this section entitled “Securities Issued in Bearer Form,” “United States person” means:

•	a citizen or resident of the United States for United States federal income tax purposes;

•

a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

“United States” means the United States of America, including the States and the District of Columbia, and “possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the U.S. Treasury Regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” below for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the principal amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security that does not guarantee the return of 100% of the principal or other amount you invest, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Return on Indexed Securities May Be Below the Return on Similar Securities

Depending on the terms of an indexed security, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or receive only very low payments on such indexed security. As a result, the overall return on such indexed security may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed security in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security.

An Indexed Security May Be Linked to a Volatile Index, Which May Adversely Affect Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. It is impossible to predict the future performance of an index based on its historical performance. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the price, value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by financial, political, military or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The index sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. Changes to the composition of an index may result in a decrease in the value of or return on an indexed security that is linked to such index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About an Index or Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index or indices in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index or indices that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Zions Direct, Inc., Amegy Investments, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Zions Direct, Inc., Amegy Investments, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Zions Direct, Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Zions Direct, Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

If You Purchase an Indexed Security, You Will Have No Rights with Respect to any Underlying Index to which Such Indexed Security is Linked

Investing in an indexed security will not make you a holder of the underlying asset or index or other property. As a result, you will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the index components.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock, depositary shares we are offering and the capital securities that the Issuer Trusts are offering. The material United States federal income tax consequences of owning the debt securities described below under “—Taxation of Debt Securities—United States Holders—Indexed and Other Debt Securities,” of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, of owning capital securities that contain, or that represent any subordinated debt security that contains, any material term not described in this prospectus or of owning employee stock option rights units, warrants, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Zions. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “—United States Holders—Indexed and Other Debt Securities,” which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “—United States Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a

non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “—Variable Rate Debt Securities.”

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Short-Term Debt Securities” or “—Market Discount;”

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed and Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Zions or debt or equity securities of one or more third parties, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person;

•

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a

United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•

in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under “Securities Issued in Bearer Form” and payments on the debt security are made in accordance with the procedures described above under that section; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Taxation of Debt Securities—United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•

an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person; or

•

other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Distributions on Preferred Stock

You will be taxed on distributions on preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%, provided that you hold your shares of preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in preferred stock should consider the effect of:

•

Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock;

•

Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

•	equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “—Taxation of Debt Securities—United States Holders—Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “—Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Preferred Stock Other Than by Redemption

If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

Redemption of Preferred Stock

If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation and disposition of your basis in the redeemed preferred stock.

Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.

United States Alien Holders

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.

Dividends

Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•

you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of preferred stock and you are not eligible for any treaty exemption.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a non-corporate United States holder, dividend payments, or other taxable distributions, made on your preferred stock, as well as the payment of the proceeds from the sale or redemption of your preferred stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; or

•

other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Taxation of Capital Securities

The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities only addresses the tax consequences to a U.S. holder that acquires capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes. You are a U.S. holder if you are a beneficial owner of a capital security that is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

This summary does not apply if the subordinated debt securities or capital securities:

•	are issued with more than a de minimis amount of original issue discount;

•	mature 1 year or less than or more than 30 years after the issue date;

•	are denominated or pay principal, premium, if any, or interest in a currency other than U.S. dollars;

•	pay principal, premium, if any, or interest based on an index or indices;

•	allow for deferral of interest for more than 5 years’ worth of consecutive interest periods;

•	are issued in bearer form;

•	contain any obligation or right of us or a holder to convert or exchange the subordinated debt securities into other securities or properties of Zions;

•

contain any obligation or right of Zions to redeem, purchase or repay the subordinated debt securities (other than a redemption of the outstanding subordinated debt securities at a price equal to (1) 100% of the principal amount of the subordinated debt securities being redeemed, plus (2) accrued but unpaid interest, plus, if applicable, (3) a premium or make-whole amount determined by a quotation agent, equal to the sum of the present value of scheduled payments of principal and interest from the issue date of the subordinated debt securities to their redemption date, discounted at a rate equal to a U.S. treasury rate plus some fixed amount or amounts); or

•	contain any other material provision described only in the prospectus supplement.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities in a trust owning the underlying subordinated debt securities that contain these terms will be described in the applicable prospectus supplement.

The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell LLP, special tax counsel to us and each Issuer Trust. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Classification of the Issuer Trusts

Under current law and assuming full compliance with the terms of an amended trust agreement substantially in the form attached to this prospectus as an exhibit and the indenture, each Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the subordinated debt securities, whether or not the trust actually distributes cash to you.

Interest Income and Original Issue Discount

Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a subordinated debt security is issued with original issue discount. On the date of this prospectus, we currently believe that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the subordinated debt securities will not be considered to be issued with original issue discount at the time of their original issuance. However, if our belief changes on the date any capital security is issued, we will describe the relevant U.S. federal income tax consequences in the applicable prospectus supplement.

Under these regulations, if we were to exercise our option to defer any payment of interest, the subordinated debt securities would at that time be treated as issued with original issue discount, and all stated interest on the subordinated debt securities would thereafter be treated as original issue discount as long as the subordinated debt securities remained outstanding. In that event, all of your taxable interest income on the subordinated debt securities would be accounted for as original issue discount on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include original issue discount in gross income even though we would not make any actual cash payments during an extension period.

These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute interest or original issue discount, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.

Moreover, because income on the capital securities will constitute interest or original issue discount, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends in taxable years beginning before January 1, 2011.

In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the subordinated debt securities will not be treated as issued with original issue discount, and whenever we use the term interest, it also includes income in the form of original issue discount.

Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts

If the applicable Issuer Trust distributes the subordinated debentures as described above under the caption “Description of Capital Securities and Related Instruments—Liquidation Distribution Upon Dissolution,” you will receive directly your proportional share of the subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the subordinated debt securities due to a tax event, the trust might be taxed on a distribution of subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of subordinated debt securities received from the trust in the manner described above under “—Taxation of Debt Securities—United States Holders—Original Issue Discount.”

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

If the subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by original issue discount previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the subordinated debt securities required to be included in income. Capital gain of a non-corporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

If we exercise our option to defer any payment of interest on the subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Backup Withholding Tax and Information Reporting

We will be required to report the amount of interest income paid and original issue discount accrued on your capital securities to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder.

Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

It is anticipated that each Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

PLAN OF DISTRIBUTION

Please note that in this section entitled “Plan of Distribution,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries.

Initial Offering and Sale of Securities

We or the Issuer Trusts, as applicable, may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or capital securities of the Issuer Trusts through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We or the Issuer Trusts, as applicable, may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Issuer Trusts may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we or the Issuer Trusts may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We or the Issuer Trusts may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the Issuer Trusts sell securities to underwriters, we or the Issuer Trusts, as applicable, will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

We or the Issuer Trusts, as applicable, may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we or the Issuer Trusts may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we or the Issuer Trusts may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the Issuer Trusts, to indemnification by us or the Issuer Trusts, as applicable, against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions, its subsidiaries and the Issuer Trusts in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Zions Direct, Inc. or Amegy Investments, Inc. may offer the securities for sale in the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Zions Direct, Inc. and Amegy Investments, Inc. are indirect wholly-owned subsidiaries of Zions. Rule 2720 of the FINRA Conduct Rules imposes certain requirements when a FINRA member such as Zions Direct, Inc. or Amegy Investments, Inc. distributes an affiliated company’s securities. Zions Direct, Inc. and Amegy Investments, Inc. have advised Zions that each particular offering of debt securities will comply with the applicable requirements of Rule 2720. In any offerings subject to Rule 2720, the underwriters will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Furthermore, offering of capital securities by each of the Issuer Trusts will be conducted in accordance with the requirements of NASD Rule 2810.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

Market-Making Resales by Affiliates

This prospectus may be used by Zions Direct, Inc. and Amegy Investments, Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Zions Direct, Inc. or Amegy Investments, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Zions Direct, Inc. or Amegy Investments, Inc., as applicable, may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Direct, Inc. or Amegy Investments, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Direct, Inc. or Amegy Investments Inc. does not act as principal. Zions Direct, Inc. or Amegy Investments, Inc., as applicable, may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions may also engage in transactions of this kind and may use this prospectus for this purpose.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Zions Direct, Inc., Amegy Investments, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We or the Issuer Trusts, if applicable, may not choose to list any particular series of securities on a securities exchange or quotation system. Zions Direct, Inc., Amegy Investments, Inc. and any underwriters to whom we or the Issuer Trusts sell securities for public offering may make a market in those securities. However, none of Zions Direct, Inc., Amegy Investments, Inc. or any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

The acquisition or conversion of the securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of securities or any interest therein will be deemed to have represented by its purchase and holding of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing, holding or converting the securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and conversion of the securities will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase, holding or converting securities under Similar

Laws, as applicable. Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding and conversion of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or any similar provisions of Similar Laws. The sale of any of the securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Securities may be subject to additional restrictions under ERISA, the Internal Revenue Code or Similar Laws if indicated in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities, other than capital securities, may be passed upon for us by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah, and Sullivan & Cromwell, Los Angeles, California, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement. Sullivan & Cromwell LLP will rely upon the opinion of Callister Nebeker & McCullough as to matters of Utah law and Callister Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. In connection with particular offerings of capital securities in the future, and if stated in the applicable prospectus supplement, the validity of the capital securities may be passed upon for us and the Issuer Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. The opinions of Callister Nebeker & McCullough and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions and its board of directors in connection with the issuance and sale of any particular series of securities, the specific terms of the securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell LLP and Callister Nebeker & McCullough regularly perform legal services for Zions.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated in this prospectus by reference. Our consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$300,000,039.24

ZIONS BANCORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities	Goldman Sachs & Co